Futuremedia Plc
April 28th, 2006	Nile House
Nile Street
Brighton
East Sussex
BN1 1HW

T +44 (0) 1273 829700
F +44 (0) 1273 829702

Dear ADR Holder,

The Board is pleased to advise that a General Meeting of Futuremedia Plc will be held at 9.00 am on June 8th, 2006, at its offices at Nile House, Nile Street, Brighton East Sussex, England.

All ADR holders are invited, and if you wish to attend, either in person or by proxy, please advise before May 18th, 2006, in order that sufficient places are available, and bring personal identification with you.

If you wish to record your vote at this meeting on any resolution, either in person or by proxy, please complete the enclosed proxy form and return it as instructed. Your vote will not be included without the proper completion and filing of this form, even if you attend on the day.

To minimise expense, it has been decided not to make a general issue of the Annual Report to all ADR holders again this year. The Report is available on our website (www.futuremedia.co.uk), or on request from the Company’s registered office or from the Bank of New York at either of the following offices:

Bank Of New York	Bank Of New York
ADR Division	ADR Division
101, Barclay Street 15E	1, Canada Square
New York	London
New York 10286	E14 5AL
USA	England

The Annual Report is also being filed electronically with the United States Securities and Exchange Commission on Form 6-K and should be available on the SEC’s website (www.sec.gov). Reference is also made to the Company’s most recent annual report on Form 20-F that was filed electronically with the SEC on August 4th, 2005.

Please note that a summary explanation regarding certain of the resolutions set out below is included in the Annual Report for your reference.

By order of the Board

/s/ P G Machin
P G Machin
Secretary

Registered Office: Nile House Nile Street Brighton East Sussex BN1 1HW   Registered in England No 1616681   VAT No GB 376 832223

NOTICE AND AGENDA OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the Annual General Meeting of the Company will be held at Nile House, Nile Street, Brighton, BN1 1HW, England, on June 8th, 2006 at 9.00 am for the following purposes:

ORDINARY BUSINESS

1.
To receive and adopt the directors’ remuneration report and the company's annual accounts, together with the directors' report and the auditors' report on those accounts and the auditable part of the remuneration report, for the year ended April 30th, 2005.

2.	To consider each of the following resolutions:

ORDINARY RESOLUTIONS

(a)	To re-elect Mr. L. M. Fertig as Director
(b)	To re-elect Mr. M. Pilsworth as Director
(c)	To re-elect Mr. J. Schwallie as Director
(d)	To re-elect Mr. M. Steel as Director
(e)	To re-elect Mr. J. Vandamme as Director

3.	To re-appoint BDO Stoy Hayward LLP as the Auditors and to authorise the Directors to determine the remuneration of the Auditors

To transact any other ordinary business of the Company.

SPECIAL BUSINESS

To consider and, if thought fit, pass the following resolutions, of which resolution 4 will be proposed as an ordinary resolution requiring a majority of the votes cast, and resolutions 5, 6 and 7 will be proposed as special resolutions requiring a majority of three-quarters of the votes cast:

4.
THAT the directors be and they are generally and unconditionally authorised for the purposes of section 80 of the Companies Act 1985 (the "Act") to exercise all the powers of the company to allot relevant securities (within the meaning of that section) up to the aggregate nominal amount of the authorised but unissued share capital of the company at the time of passing this resolution provided that this authority is for a period expiring five years from the date of this resolution but the company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired. This authority is in substitution for all substituting authorities, to the extent unused.

5.
THAT subject to the passing of the previous resolution the directors be and they are empowered pursuant to section 95 of the Act to allot equity securities (within the meaning of section 94(2) of the Act) wholly for cash pursuant to the authority conferred by the previous resolution as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire five years from the date of this resolution save that the company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuant of any such offer or agreement notwithstanding that the power conferred by this resolution has expired

6.	THAT article 61 of the articles of association be deleted in its entirety and placed with a new article 61 as follows:

“No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation (in accordance with Article 78), shall be a quorum.”

7.
THAT the authorised ordinary share capital of the company be increased from £2,777,777.78 to £3,888,888.89 by the creation of 350,000,000 ordinary shares of one and one-ninth pence each ranking pari passu in all respects with the existing ordinary shares of one and one-ninth pence each in the capital of the company and that Article 5(A) of the company's Articles of Association be amended accordingly.

By Order of the Board

/s/ PG Machin
P G Machin
Secretary

Registered Office:        Nile House, Nile Street, Brighton, East Sussex, England

Dated:  April 28th, 2006

(1)	A member entitled to attend and vote at this Meeting is entitled to appoint one or more proxies to attend and vote in his stead. A proxy need not be a member of the Company.

(2)	Members and proxies may be asked to produce evidence of their identity in order to be admitted to the Meeting.

EXPLANATORY NOTES
Shareholders will be asked to approve the following resolutions at the annual general meeting:

Resolution 1 — to receive the report and accounts
The Directors will present the report and accounts of the Company for the year ended 30 April 2005.

Resolution 2 — re-election of directors
In accordance with the articles of association of the Company, each director is required to offer themselves for re-election at the Annual General Meeting of the company. The resolution for the re-election of each director will be voted on separately.

Resolution 3 — appointment and remuneration of the independent auditors
Resolution 3a is a resolution to reappoint BDO Stoy Haywrd LLP as the Company’s auditors and Resolution 3b is to authorise the directors to determine the auditors’ remuneration.

Resolution 4 — authority to allot shares
The authority given to the directors to allot further shares in the capital of the Company requires the prior authorisation of the shareholders in General Meeting under Section 80 Companies Act 1985. It is the Company’s practice to obtain this authority at each annual general meeting, although the authority is valid for 5 years.

Upon the passing of Resolution 4 the directors will have authority to allot ordinary share capital of up to the aggregate nominal amount of the authorised but unissued share capital at the time of passing this resolution

Resolution 5 — disapplication of pre-emption rights
The passing of Resolution 5 will give the directors authority under Section 95 Companies Act 1985 to allot shares in the capital of the Company for cash, without being required first to offer such shares to existing shareholders in accordance with the statutory pre-emption rights.

It is the Company’s practice to obtain this authority at each annual general meeting, although the authority is valid for 5 years.

Resolution 6 — Removal of condition of minimum shareholder representation for a quorum to exist
The passing of this resolution will remove the reliance on having a duly appointed proxy member of the Bank of New York in attendance at all General meetings.

Resolution 7 — Increasing the authorised share capital of the Company
The passing of this resolution will allow sufficient flexibility and headroom for the Company to continue its acquisition strategy, and to retain the conditional debt/equity ratios set out in its existing convertible loan arrangements.

Resolutions 1, 2, 3, and 4 will be proposed as an ordinary resolution requiring a majority of the votes cast, and resolutions 5, 6, and 7 will be proposed as special resolutions requiring a majority of three-quarters of the votes cast.

Voting Procedures

The votes of shareholders present in person or represented by proxy at the Annual General Meeting will be tabulated by the Company Secretary.

A quorum, consisting of at least two persons present in person or by proxy, and holding or representing by proxy in aggregate not less than one third of the issued share capital of the Company will be required for the transaction of the business on the agenda for the Annual General Meeting.

The Bank of New York, as depositary of the Company’s ADR facility, is expected to be represented at the Meeting and, in such case, shares held by the Bank of New York in its capacity as depositary that are not otherwise represented at the Meeting by proxy shall be counted for purposes of a quorum.

Except as indicated above, the affirmative vote of the majority of the holders of shares present in person or by proxy and voting at the Annual General Meeting is required to approve the resolutions on the agenda for the Annual General Meeting.

Except as provided below, the enclosed proxy, if executed and returned, will be voted as directed in the proxy.

In the case of abstentions from voting of shares on any matter, the shares which are the subject of abstention (“non-voted shares”) will be counted for determination of a quorum, but will not be counted as affirmative or negative votes on the matter to be voted upon. Brokers may not vote shares held in street name on behalf of customers on a proposal without specific instructions from their customers.

If a stockholder has not given any instructions on the proposals, then the votes attaching to such stockholder’s shares are not counted for purposes of a quorum.

If a stockholder has given instructions on some but not all of the proposals, then the votes attaching to the stockholder’s shares are counted for the determination of a quorum for all purposes. On any given proposal, where no instructions are received from the customer, the votes attaching to such stockholder’s shares (“broker non-votes”) will not be counted as affirmative or negative votes on the matter to be voted upon.

Futuremedia PLC

Annual Report

30 April 2005

This document contains forward-looking information that involves risks and uncertainties, including statements about Futuremedia's plans, objectives, expectations and intentions. Such statements include, without limitation, discussions concerning Futuremedia's strategic direction and its ability to address its need for additional financing and increase revenues. Readers are cautioned that such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to differ materially than those set forth in the forward looking statements. The risks and uncertainties include, without limitation, the ability of the Company to operate profitably and generate cash, the early stage of the Internet and intranet learning and communications market, the management of growth (including the integration of acquisitions), the ability of the Company to develop and successfully market new products (including the Company’s Learning for AllTM product), rapid technological change and competition, as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this report. Futuremedia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in its expectations or any change in events, conditions or circumstance on which any such statement is based.

Futuremedia PLC

Dear Shareholder,

The Directors are pleased to present the Annual Report and Accounts for the year ended 30th April 2005. The Annual Report includes both the US GAAP financial information that the Company is required to prepare under applicable Securities and Exchange Commission (“SEC”) regulations in connection with its listing on the NASDAQ Small Cap Market and the financial and other information required under applicable UK law.

As a special matter of attention, the Directors are closely monitoring the Company’s compliance, within the applicable time frames for non-US issuers, with the SEC rules and NASDAQ listing standards implemented as a result of the Sarbanes-Oxley Act. For additional information, reference is also made to the Company’s most recent annual report on Form 20-F filed with the SEC on August 4th 2005, which is available on the SEC’s website (www.sec.gov).

2005 saw a consolidation in the marketplace of the UK’s Home Computer Initiative, with many new competitors emerging. The scope of the scheme was increased during the year with the UK government adding bicycles and childcare vouchers to the list of taxable benefits available under its salary-sacrifice programme. Futuremedia’s revenues reduced year on year by approximately 16%, largely as a result of a degree of uncertainty being introduced during the third quarter of the year to the market whilst the UK government completed its review of Consumer Credit legislation, causing delays in potential implementations. These revenue reductions adversely impacted earnings, which were also affected by the full year impact of investments made towards the end of the previous fiscal year in marketing and sales in support of the HCI segment.

During the year, Futuremedia completed the acquisition of Open Training AB, one of the leading eLearning companies in Sweden, giving access to that company’s Learngate software product, which is seen to be complementary to the Company’s own Aktivna product. Whilst not materially affecting the results for the fiscal year, it is expected that this acquisition will promote synergies in the future to allow both companies to prosper in their local markets.

The Company’s Annual General Meeting will be held at Nile House at 9.00am on June 8, 2006.

An agenda for the Annual General Meeting is enclosed.

Futuremedia PLC

The Board proposes a number of Special Business resolutions this year, numbered four to seven in the Notice and Agenda.

Resolution 4 — authority to allot shares
The authority given to the directors to allot further shares in the capital of the Company requires the prior authorisation of the shareholders in General Meeting under Section 80 Companies Act 1985. It is the Company’s practice to obtain this authority at each annual general meeting, although the authority is valid for 5 years.

Upon the passing of Resolution 4 the directors will have authority to allot ordinary share capital of up to the aggregate nominal amount of the authorised but unissued share capital at the time of passing this resolution

Resolution 5 — disapplication of pre-emption rights
The passing of Resolution 5 will give the directors authority under Section 95 Companies Act 1985 to allot shares in the capital of the Company for cash, without being required first to offer such shares to existing shareholders in accordance with the statutory pre-emption rights.

It is the Company’s practice to obtain this authority at each annual general meeting, although the authority is valid for 5 years.

Resolution 6- Removal of condition of minimum shareholder representation for a quorum to exist
The passing of this resolution will remove the reliance on having a duly appointed proxy member of the Bank of New York in attendance at all General meetings.

Resolution 7 - Increasing the authorised share capital of the Company
The passing of this resolution will allow sufficient flexibility and headroom for the Company to continue its acquisition strategy, and to retain the conditional debt/equity ratios set out in its existing convertible loan arrangements.

Resolution six seeks to increase the authorised ordinary share capital of the Company from 125 million shares to 250 million shares, providing the Company with the flexibility to pursue its stated goal of expansion through strategic acquisition where appropriate. This resolution will also enable the Company to pursue funding opportunities where appropriate.

We hope that you will be able to attend the Meeting, and it would assist in our arrangements if you would kindly return the slip overleaf. If you do attend, please be sure to bring with you evidence of identity and shareholdership to ensure entry.

Sincerely

The Board

Futuremedia PLC

The Company Secretary,
Futuremedia PLC
Nile House,
Nile Street,
Brighton,
East Sussex BN1 1HW
England
Fax: (0041) 1273-829702
E-mail: fm@futuremedia.co.uk

I will/will not* be attending the Company’s A.G.M on Thursday June 8th, 2006 at 9.00 am
*delete as appropriate

Signed...……………………..

Please print name………………………

Address………………………..

…………………………

Futuremedia PLC

Futuremedia PLC

NOTICE AND AGENDA OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the Annual General Meeting of the Company will be held at Nile House, Nile Street, Brighton, BN1 1HW, England, on June 8th, 2006 at 9.00 am for the following purposes:

ORDINARY BUSINESS

1.
To receive and adopt the directors’ remuneration report and the company's annual accounts, together with the directors' report and the auditors' report on those accounts and the auditable part of the remuneration report, for the year ended April 30th, 2005.

2.	To consider each of the following resolutions:

ORDINARY RESOLUTIONS

(a)	To re-elect Mr. L. M. Fertig as Director
(b)	To re-elect Mr. M. Pilsworth as Director
(c)	To re-elect Mr. J. Schwallie as Director
(d)	To re-elect Mr. M. Steel as Director
(e)	To re-elect Mr. J. Vandamme as Director

3.	To re-appoint BDO Stoy Hayward LLP as the Auditors and to authorise the Directors to determine the remuneration of the Auditors

To transact any other ordinary business of the Company.

SPECIAL BUSINESS

To consider and, if thought fit, pass the following resolutions, of which resolution 4 will be proposed as an ordinary resolution requiring a majority of the votes cast, and resolutions 5, 6 and 7 will be proposed as special resolutions requiring a majority of three-quarters of the votes cast:

Futuremedia PLC

4.
THAT the directors be and they are generally and unconditionally authorised for the purposes of section 80 of the Companies Act 1985 (the "Act") to exercise all the powers of the company to allot relevant securities (within the meaning of that section) up to the aggregate nominal amount of the authorised but unissued share capital of the company at the time of passing this resolution provided that this authority is for a period expiring five years from the date of this resolution but the company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired. This authority is in substitution for all substituting authorities, to the extent unused.

5.
THAT subject to the passing of the previous resolution the directors be and they are empowered pursuant to section 95 of the Act to allot equity securities (within the meaning of section 94(2) of the Act) wholly for cash pursuant to the authority conferred by the previous resolution as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire five years from the date of this resolution save that the company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuant of any such offer or agreement notwithstanding that the power conferred by this resolution has expired

6.	THAT article 61 of the articles of association be deleted in its entirety and placed with a new article 61 as follows:

“No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation (in accordance with Article 78), shall be a quorum.”

7.
THAT the authorised ordinary share capital of the company be increased from £2,777,777.78 to £3,888,888.89 by the creation of 350,000,000 ordinary shares of one and one-ninth pence each ranking pari passu in all respects with the existing ordinary shares of one and one-ninth pence each in the capital of the company and that Article 5(A) of the company's Articles of Association be amended accordingly.

Futuremedia PLC

By Order of the Board

/s/ PG Machin
P G Machin
Secretary

Registered Office:	Nile House, Nile Street, Brighton, East Sussex, England

Dated:	28th April 2006

(1)	A member entitled to attend and vote at this Meeting is entitled to appoint one or more proxies to attend and vote in his stead. A proxy need not be a member of the Company.

(2)	Members and proxies may be asked to produce evidence of their identity in order to be admitted to the Meeting.

Futuremedia PLC

Voting Procedures

The votes of shareholders present in person or represented by proxy at the Annual General Meeting will be tabulated by the Company Secretary.

A quorum, consisting of at least two persons present in person or by proxy, and holding or representing by proxy in aggregate not less than one third of the issued share capital of the Company will be required for the transaction of the business on the agenda for the Annual General Meeting.

The Bank of New York, as depositary of the Company’s ADR facility, is expected to be represented at the Meeting and, in such case, shares held by the Bank of New York in its capacity as depositary that are not otherwise represented at the Meeting by proxy shall be counted for purposes of a quorum.

Except as indicated above, the affirmative vote of the majority of the holders of shares present in person or by proxy and voting at the Annual General Meeting is required to approve the resolutions on the agenda for the Annual General Meeting.

Except as provided below, the enclosed proxy, if executed and returned, will be voted as directed in the proxy.

In the case of abstentions from voting of shares on any matter, the shares which are the subject of abstention (“non-voted shares”) will be counted for determination of a quorum, but will not be counted as affirmative or negative votes on the matter to be voted upon. Brokers may not vote shares held in street name on behalf of customers on a proposal without specific instructions from their customers.

If a stockholder has not given any instructions on the proposals, then the votes attaching to such stockholder’s shares are not counted for purposes of a quorum.

If a stockholder has given instructions on some but not all of the proposals, then the votes attaching to the stockholder’s shares are counted for the determination of a quorum for all purposes. On any given proposal, where no instructions are received from the customer, the votes attaching to such stockholder’s shares (“broker non-votes”) will not be counted as affirmative or negative votes on the matter to be voted upon.

Futuremedia PLC

CHIEF EXECUTIVE OFFICER’S REPORT

Highlights of the Year

The fiscal year ended April 30th 2005 saw the consolidation of the Home Computing Initiative (“HCI”) market in the UK and the emergence of many new competitors, not only some of the major PC manufacturers but also small reselling operations set up specifically to take advantage of the government’s HCI programme. Futuremedia however retained its market differentiator combining hardware with educational software and services, which enabled it to expand significantly its installed base. During the year, the UK government increased the scope of its salary sacrifice benefit programme to include bicycles and childcare vouchers. Already having the infrastructure in place to accommodate the process, Futuremedia added these items to its portfolio.

In accordance with the Company’s stated strategy for growth and expansion into the European market, in February 2005, in order to grow its Learning segment, Futuremedia completed the acquisition of Open Training AB, one of the leading eLearning companies in Sweden, giving access to that company’s Learngate software product, which will allow a cost effective upgrade path to the Company’s own product. While not materially affecting the results for the fiscal year, it is expected that this acquisition will promote synergies in the future to allow both companies to prosper in their local markets.

During the year, the Company strengthened its board and management team with several new appointments bringing new and wide ranging skills to its operations, that are expected to deliver improving efficiencies and margins.

The new Management’s review of the Company’s operations during the first four calendar months of 2005 highlighted the need to significantly change the strategic direction, management, and the internal processes of the Company. A new vision of Futuremedia that emphasised our historic strengths as a leading provider of learning content through technology was implemented through re-branding and refocusing Company efforts around this strategy.

Recent events

A thorough review of operations was completed after the close of the 2005 year, by June 2005, resulting in substantial improvements in the profitability of Futuremedia’s Managed Benefits services, improving unit contribution margins and turning our HCI product from a money-loser to a net contributor.

In August 2005, the Company introduced a revised HCI product, implementing these cost-reduction measures while at the same time offering employers new industry-leading services. Substantial cuts in our backroom and fulfilment costs were implemented and margins improved with the major Network Rail contract that resulted in over 4,000 new subscribers in June/July 2005. Meanwhile our client list for our Managed Benefit services grew from 3 employers in FY 2005 to 2x large employers by summer 2005.

Although we expected these cost improvements, combined with the Autumn seasonal demand for Managed Benefits programs would push Futuremedia into profitability by October 2005, unforeseen delays in the implementation of HCI campaigns by major clients until Spring 2006, combined with double - digit increases in hardware costs from suppliers prevented this from happening. As a result, Futuremedia found ways to further reduce costs of sales through eliminating overheads and increasing new proprietary automated ordering systems. The Company was looking forward to profitable operations in the 4th fiscal quarter of 2006 with the Spring seasonal volume for Managed Benefits and was well on its way toward meeting its objectives when on March 22nd the Chancellor announced the end of the tax exempt HCI program effective April 6th. Although Futuremedia enrolled nearly 4,000 additional Managed Benefits subscribers in March, this unexpected change made it impossible to meet our operating expectations for FY 2006 and the Company retracted its Guidance. Should HCI be permanently eliminated, the effect on Futuremedia will be mitigated as HCI did not contribute substantially to current profits and the income from servicing past signups will continue for three years.

Futuremedia PLC

The ultimate decision by the Government on the HCI program is uncertain as consultations are underway with the major industry and labor organizations in the UK. However, Futuremedia has announced the launch of a new Managed Benefits service at the end of April 2006 that is independent of tax exemption and believes this will be a more profitable business than HCI.

In line with our new strategy, the Company developed its capabilities to design and manage online communities on behalf of its clients and this has turned into our fastest-growing e-learning business. Management of online communities has made it possible for the Company to enter the brand communications marketplace, helping companies and their brands market their products through learning communications. This new service, that we have labelled Branded Learning, enables Futuremedia to service a large and growing number of clients who need to communicate with an audience who is not responsive to traditional advertising through electronic and printed media.

Part of our growth strategy has been to make targeted acquisitions of profitable companies that enhance and/or complement our learning and communications business. During August 2005, the largest e-learning provider in the UK and a close neighbour in Brighton, Epic Group plc, became available for acquisition and the Company considered making a bid. However, our preliminary cash and shares offer, although superior to the alternative, was rejected and Futuremedia declined to make an all-cash offer which would have been too costly.

In December 2005, Futuremedia announced the acquisition of EBC Limited, a profitable e-learning company based in Milton Keynes, and this acquisition was completed in April 2006. EBC is expected add £2.0 million in revenues and £ 500,000 in operating profits to Futuremedia annually.

In March 2006, the Company announced the acquisition of Button Group plc, a brand communications company based in London. This acquisition is expected to be completed in May 2006. Button is a leader in experiential live marketing including trade show exhibits, point-of-purchase, and other face-to-face communications, and complements Futuremedia’s online marketing communications capabilities. Button plc is expected to add £ 10 mm and £ 650 thousand in annual revenues and EBIT respectively.

As a consequence of the improvements and growth in Futuremedia’s existing businesses and the acquisitions described above, we anticipate FY 2007 to be a year of profitability and growth for the Company. While the transition from HCI and integration of the two acquisitions will have some temporary negative effects, management expects that the foundations have been established for consistent and profitable growth.

/s/ Leonard M. Fertig
Leonard M. Fertig
Chief Executive Officer
Futuremedia PLC

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Futuremedia PLC

We have audited the accompanying consolidated balance sheets of Futuremedia PLC as of April 30, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years ended April 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Futuremedia PLC as of April 30, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended April 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Stoy Hayward LLP
BDO Stoy Hayward LLP
London, England

July 22, 2005

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	April 30,
	2005	2005	2004
	($’000)	(GBP’000)	(GBP’000)
ASSETS

Current assets
Cash and cash equivalents	2,068	1,084	4,651
Accounts receivable, less allowance of GBPNil ($Nil) in 2005 and GBP74,000 in 2004 for doubtful accounts	2,131	1,117	1,889
Amounts recoverable on contracts	210	110	42
Accrued income	1,272	667	833
Amounts recoverable from vendors	-	-	804
Other current assets	126	66	96
Receivable from stock subscription	-	-	24
Inventories - finished goods	1,167	612	634
Prepaid expenses	1,350	708	378
Total current assets	8,324	4,364	9,351

Property and equipment
Audio visual and computer equipment	1,543	809	512
Office equipment	135	71	71
Property improvements	183	96	-
Lease premium	141	74	-
	2,002	1,050	583
Less accumulated depreciation	1,364	715	487

	638	335	96

Other assets
Goodwill	159	83	83
Intangible assets	1,578	827	376
Goodwill on Investment in Luvit AB	-	-	639
TOTAL ASSETS	10,699	5,609	10,545

See accompanying notes to the consolidated financial statements.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	April 30,
	2005	2005	2004
	($’000)	(GBP’000)	(GBP’000)
LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY

Current liabilities
Fees received in advance	6,800	3,565	2,990
Accounts payable	4,032	2,114	1,916
Other taxes and social security costs	654	343	1,517
Other accounts payable	290	152	135
Accrual for National Insurance costs on stock options	65	34	234
Accrual for sales commissions due	151	79	888
Other accrued expenses	1,721	902	1,133
Total current liabilities	13,713	7,189	8,813

Stockholders’ equity
Ordinary shares of 1 1/9p each
Authorized - 250,000,000
Issued and outstanding- 91,769,479 at April 30, 2005, 87,239,486 at April 30, 2004	1,944	1,019	969
Preference shares of 2p each
Authorized - 2,000,000
None issued	-	-	-
Additional paid-in capital	36,733	19,257	18,642
Receivable from stock subscription	(35)	(18)	-
Accumulated deficit	(41,452)	(21,731)	(17,773)

Other comprehensive loss- cumulative translation adjustment	(204)	(107)	(106)
Total stockholders’ (deficit)/equity	(3,014)	(1,580)	1,732

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY	10,699	5,609	10,545

See accompanying notes to the consolidated financial statements.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended April 30,

	2005		2005		2004		2003

	($,000’s)		(GBP000’s)		(GBP000’s)		(GBP000’s)

Net sales
Products	26,144		13,706		17,504		622
Services	3,710		1,945		1,157		720
Total Net sales	29,854		15,651		18,661		1,342

Cost of sales
Products	22,632		11,865		15,010		379
Services	4,855		2,545		1,522		735
Total Cost of sales	27,487		14,410		16,532		1,114

Gross profit	2,367		1,241		2,129		228

Operating expenses
Sales and marketing	3,229		1,693		496		91
General and administrative	5,711		2,994		2,869		1,134
Facilities expenses	603		316		155		44

Total operating expenses	9,543		5,003		3,520		1,269

Operating loss	(7,176)		(3,762)		(1,391)		(1,041)

Interest income	227		119		24		1
Interest expense	-		-		(2)		(48)
Foreign currency (losses)/gains	(19)		(10)		(6)		-

Share of loss from equity investment including goodwill impairment of GBP343,000 ($654,000) in 2004, GBP100,000	(685)		(359)		(287)		-
Profit on disposal of equity investment	103		54		-		-

Net loss	(7,550)		(3,958)		(1,662)		(1,088)

Loss per share basic and diluted	(8.53	)c	(4.47	)p	(1.98	)p	(2.34	)p

Weighted average shares outstanding	88,559,952		88,559,952		83,811,982		46,414,194

See accompanying notes to the consolidated financial statements.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT)/EQUITY

	Number of Ordinary Shares	Share Capital Amount	Additional Paid-in Capital	Shares to be Issued	Receivable From subscription	Accumulated Deficit	Cumulative Translation Adjustment	Total Stockholders’ Equity
		(GBP‘000)	(GBP‘000)	(GBP‘000)	(GBP‘000)	(GBP‘000)	(GBP‘000)	(GBP‘000)

At April 30, 2002	39,995,353	329	14,822	506	-	(15,023)	(67)	567
Exchange translation adjustments	-	-	-	-	-	-	(37)	(37)
Net loss	-	-	-	-	-	(1,088)	-	(1,088)
Comprehensive loss	-	-	-	-	-	-	-	(1,125)
Issuance of shares (net of issuance costs of GBP120,000)	38,199,104	540	2,099	(506)	-	-	-	2,133
At April 30, 2003	78,194,457	869	16,921	-	-	(16,111)	(104)	1,575
Exchange translation adjustments	-	-	-	-	-	-	(2)	(2)
Net loss	-	-	-	-	-	(1,662)		(1,662)
Comprehensive loss	-	-	-	-	-	-	-	(1,664)
Adjustment for Variable options	-	-	686	-	-	-	-	686
Issuance of shares re exercise of warrants (net of issuance costs of GBP5,000)	1,594,344	18	54	-	-	-	-	72
Issuance of shares re acquisition (net of issuance costs of GBP20,000)	1,125,000	12	270	-	-	-	-	282
Issuance of shares re investment (net of issuance costs of GBP50,000)	5,173,958	57	649	-	-	-	-	706
Issuance of shares re exercise of options (net of issuance costs of GBP5,000)	1,151,727	13	62	-	-	-	-	75
At April 30, 2004	87,239,486	969	18,642	-	-	(17,773)	(106)	1,732
Exchange translation adjustments	-	-	-	-	-	-	(1)	(1)
Net loss	-	-	-	-	-	(3,958)	-	(3,958)
Comprehensive loss	-	-	-	-	-	-	-	(3,959)
Receivable from subscription	-	-	-	-	(18)	-	-	(18)
Adjustment for Variable options	-	-	(306)	-	-	-	-	(306)
Issuance of shares re acquisition (net of issuance costs of GBP160,000)	1,735,840	19	360	-	-	-	-	379
Issuance of shares re investment (net of issuance costs of GBP32,000)	1,385,392	15	442	-	-	-	-	457
Issuance of shares re exercise of options (net of issuance costs of GBP6,000)	1,408,758	16	119	-	-	-	-	135
At April 30, 2005	91,769,479	1,019	19,257	-	(18)	(21,731)	(107)	(1,580)

See accompanying notes to the consolidated financial statements.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended April 30,
	2005	2005	2004	2003
	$’000	GBP’000	GBP’000	GBP’000

Operating activities
Net loss	(7,550)	(3,958)	(1,662)	(1,088)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	218	114	69	131
Shares issued for services	-	-	-	11
Profit on disposal of investment	(103)	(54)	(33)	-
Loss/(profit) on disposal of fixed assets	6	3	-	118
Amortization of intangible assets	336	176	150	-
Loss from equity investment including goodwill impairment	654	343	286	-
Stock compensation arising from Variable option accounting	(584)	(306)	686	-
Accounts receivable	1,745	915	(1,661)	(149)
Allowance for doubtful accounts	-	-	39	(24)
Amounts recoverable on contracts	(130)	(68)	2	(29)
Other current assets	2,045	1,072	(1,720)	(10)
Inventories	42	22	(634)	-
Prepaid expenses	(372)	(195)	(2)	17
Fees received in advance	1,097	575	2,562	(285)
Accounts payable	351	184	1,472	248
Other accounts payable	63	33	26	89
Other taxes and social security costs	(2,438)	(1,278)	1,420	15
Other accrued expenses	(2,486)	(1,303)	2,052	84
Net cash provided by/(used in) operating activities	(7,106)	(3,725)	3,052	(872)

Investing activities
Acquisition of Open Training AB	(799)	(419)	-	-
Purchase of equity investment	-	-	-	(641)
Capital expenditures	(612)	(321)	(86)	(12)
Proceeds on disposal of investment	670	351	51	-
Proceeds on disposal of fixed assets	6	3	450	300
Net cash provided by/(used in) investing activities	(735)	(386)	415	(353)

Financing activities
Proceeds of share issues	1,167	612	1,125	1,447
Share issue costs	(128)	(67)	(80)	(120)
(Repayment of)/Proceeds from short-term debt	-	-	(300)	300
(Repayment of)/proceeds from Waverton	-	-	-	(410)
Net cash provided by financing activities	1,039	545	745	1,217
Effects of exchange rate changes	(2)	(1)	2	-
Net (decrease)/increase in cash and cash equivalents	(6,804)	(3,567)	4,214	(8)
Cash and cash equivalents at beginning of period	8,872	4,651	437	445
Cash and cash equivalents at end of period	2,068	1,084	4,651	437

Supplemental disclosure of cashflow information
Interest paid during the period	-	-	2	48

Supplemental disclosure of non-cash transactions Issuance of shares in acquisitions	1,026	538	302	253
Issuance of shares for services	-	-	-	11
Issuance of shares in investment	1,202	630	-	300
Receivable from stock subscription	34	18	24	239

See accompanying notes to the consolidated financial statements.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Futuremedia PLC was incorporated in England in 1982 as Futuremedia Limited and re-registered as a public company in 1993. The Company’s activities can be regarded as falling into one of two business segments. The first and largest is that of the provision of the Company’s Learning For AllTM fully-managed service that includes the provision of PC, Internet access, delivery and installation, e-Learning courses, and a personal focused e-Learning environment managed by the Company. Since March 2005, this offering has been extended to include the provision of bicylcles, and childcare vouchers now allowed under the UK government’s tax incentive HCI scheme. The second is that of e-Learning, which includes the provision of Internet and Intranet learning and communications products and services, with some production of learning and communications material on other media, such as CD-ROM.

Subsequent to the year end, in July 2005, Futuremedia announced the launch of its Home Computing 2005 (“HC2005”) product to the UK market. Designed to bring additional benefits to corporations and institutions and provide greater flexibility to employees, HC2005 sets the standard for the delivery of products and services under the UK government’s Home Computing Initiative (HCI) and the full suite of salary sacrifice programs in the UK.

In addition to providing convenient access to HCI, as well the tax-free bicycle and childcare voucher programs in the UK, HC2005’s enhancements include a new online shopping portal, optional broadband access, home visits from personal computer trainers and optional self-installation. HC2005’s new online shop will offer additional computer hardware and software products, as well as stationery and other related goods. Participating employees will be given a £50 voucher, with the chance to save even more in the Futuremedia virtual shop. Employees will have the flexibility to sign-up for HC2005 24 hours a day, seven days a week. HC2005 will be included in the Learning for All segment of the Company’s business for management and review purposes.

In conjunction with the launch of HC2005, Futuremedia also unveiled its new corporate branding around the theme Work Smart Live Smart. The revitalized brand positions Futuremedia as a learning and lifestyle company that enables consumers to improve their lives both at home and at work, and is reflected in a new Futuremedia logo, Web site (www.futuremedia.co.uk) and marketing materials.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and all its subsidiaries (together the “Company”). All inter-company accounts and transactions have been eliminated.

Financial Resources and Going Concern

Subsequent to the year end, on July 21, 2005, the Company entered into a private placement with M.A.G. Capital, LLC (formerly Mercator Advisory Group, LLC), through its designated funds, Monarch Pointe Fund, Ltd, Mercator Momentum Fund, LP and Mercator Momentum Fund III, LP (collectively, “M.A.G.”), to provide financing to the Company in the amount of $4 million. The investment was made via a convertible loan that is convertible (subject to certain terms and conditions) into Ordinary Shares of the Company. The conversion rate is based on the volume weighted average price of the Company’s ADSs for the five trading days prior to July 13, 2005, the date that the Company entered into a term sheet with M.A.G. for the investment. The loan bears interest at an annual rate equal to the greater of 8.5% or Wall Street Journal Prime Rate plus 3%, but in no event greater than 10%. The Company also issued warrants to the investors covering an aggregate of 6.2 million Ordinary Shares with an

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    SIGNIFICANT ACCOUNTING POLICIES - (continued)

exercise price of $0.61 per share. The agreement with M.A.G also provides for an additional $2 million of funding that may be available at Futuremedia's request provided that Futuremedia achieves certain performance benchmarks. Net proceeds to the Company from the M.A.G. investment were approximately $3.8 million. The Company also issued warrants to purchase 411,692 Ordinary Shares to its financial adviser on the investment on substantially the same terms as the warrants issued to the investors.

Since its initial public offering (“IPO”), the Company has incurred net losses and experienced negative cash flows from operating activities.

At July 29, 2005, the Company's cash resources and available borrowings amounted to approximatately GBP 2.9 million ($5.5 million). Based on the continuing improvement in levels of order intake and sales since the end of the fiscal year ended April 30, 2005, notably the recent order for the Company’s Learning For All™ product from various new customers, and the securing of additional funding of up to $4.0 million in Convertible Secured Debentures, management believes that revenues and cash flows will be sufficient to the extent that the Company’s requirements for working capital for the remainder of the current fiscal year are required to be met from trading and financing activities. Accordingly, the directors have prepared the accounts for the year ended April 30, 2005 on a going concern basis.

Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates are reasonable.

Convenience Translations

Translation of the financial statements at April 30, 2005 and for the year then ended from sterling into US dollars is for informational purposes only and has been made at the April 30, 2005 Noon Buying Rate of GBP1.00 to $1.9075.

Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term deposits with maturities of less than three months at inception.

Inventories

Inventories are stated at the lower of cost, determined on the basis of the first in, first out method, and net realizable value. At April 30, 2005, inventories held of GBP612,000 ($1,167,000) represent Learning For AllTM goods, net of a provision of GBP43,000 ($82,000) for slow-moving and excess stocks. All stocks are held on behalf of the Company by its appointed distribution agent at their premises, and are controlled under a perpetual inventory management system.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    SIGNIFICANT ACCOUNTING POLICIES - (continued)

Property and Equipment

Property and equipment is carried at cost. Depreciation is charged on a straight-line basis to costs and expensed over the expected useful lives of the assets. Depreciation is provided at the following annual rates:

Property improvements	20%
Audiovisual and computer equipment
Long-term	15%
Mid-term	20%
Short-term	33%
Office equipment	20%

Leasehold improvements are amortized over the shorter of their estimated lives and the non-cancelable term of the lease.

Goodwill.

Goodwill is tested for impairment on an annual basis or whenever indicators of impairment arise. The Company performed the required annual impairment test as of February 1, 2005. This test indicated that there was a requirement to make an impairment charge in respect of the goodwill held in the books arising from the Company’s equity investment in Luvit AB of GBP343,000 ($654,000).

Revenue Recognition

Net sales represent the value of goods and services delivered, excluding value added tax, and for the year ended April 30, 2005 and can be categorized by activity into one of five sources:

Consultancy Service - Consultancy revenues are invoiced at the completion of each work package, and revenues recognized at that time.

Customer Designed Content - Customer designed content are those products that are specifically designed to meet a customer’s individual e-learning needs. Due to the customization and modification required, revenue for these long-term contracts are recognized on a percentage of cost to completion basis.

Learning Management Systems - A Learning Management System is specifically designed for the customer to meet all of their e-learning needs. These systems can include multiple elements such as: a license for ActivnaTM, hosting services, set up charges, integration and support services and content. For these contracts, the Company recognizes revenue over the period of the license.

Blended Learning Solution - Blended Learning solutions are those which combine an element of e-Learning, together with physical classroom or workbook based training. It can include multiple solutions such as supply of e-Learning materials, workbooks and classroom based instruction. The Learning Management System element is recognized over the period of the license agreement and the remaining

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    SIGNIFICANT ACCOUNTING POLICIES - (continued)

element is recognized on the delivery of the service for classroom based instruction and on the delivery of the product for the workbooks.
Learning for AllTM - The Guidance applied when recording revenues in connection with Learning For All™ is in accordance with EITF 00-21 “Accounting for revenue arrangements with multiple deliveries”.

Learning For AllTM solutions are those that comprise a combination of hardware, software and services, installed at the homes of participating employees of clients that contract with Futuremedia for the provision of such services. The software included in the package, which are all off-the-shelf products, comprises the operating software, a selection of interactive games software and a selection of interactive Learning software accessible on CDrom, anti-virus and adult filter software, together with a number of netbased Learning titles, accessible via the hosted website. The aggregate selling value of all of the software provided amounts to approximately 30% of the total package price.

The Company believes that the software components are incidental to the Learning For AllTM product, and that therefore has not applied the guidance in SOP 97-2: Statements of Position 97-2: Software Revenue Recognition. This conclusion is based on the following:

1	the software is not a significant focus of the marketing effort, and is available for purchase separately;
2	no post-contract customer support is provided; and
3	the Company does not incur any significant cost within the scope of FASB Statement No. 86.

Guidance provided under EITF 03-05: Applicability of AICPA Statement of Position 97-2 Software Revenue Recognition, to Non-Software Deliverables in an Arrangement Containing more-Than-Incidental Software, only applies where software is more than incidental, and has therefore not been applied.

The Company believes that the guidance given under EITF 00-3: Application of AICPA SOP 97-2, “Software Revenue Recognition,” to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware, that seeks to determine whether certain software elements should be recognized separately does not apply in the case of the Learning For AllTM product because the contractual arrangements do not allow the customer the right to take the software at any time during the hosting period. The nature of the sale therefore does not meet the requirement that both the following criteria are satisfied:

1	the customer does not have the right to take the software at any time during the hosting period without significant penalty; and
2	it must be feasible for the customer either to run the software on its own hardware or to host the software with another third party.

Revenues are categorized as being either ‘delivered’ or ‘deferred’ depending on the nature of each element of the installed package. Typically, all hardware, operating software and any software programs delivered on local media, either CD-rom or loaded on the hard disc, are treated as ‘delivered’ revenues, whilst the remaining services, which typically comprise telephone and e-mail support, the provision and hosting of a Learning Management System and various online software programs, are treated as ‘deferred’ revenues. For revenue recognition purposes, the package price is allocated by element in accordance with fair values of each element. The fair values of each element were determined by taking

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     SIGNIFICANT ACCOUNTING POLICIES- (continued)

the price of similar products being offered by competitors, as advertised on the Internet or in trade publications. This was done at the outset of each campaign, and therefore reflected the ‘spot price’ of each element. Once established, the fair values remained unchanged for the duration of the campaign, typically two to three months. These values are then used to compile a fair value for the total package being offered, and the percentage of this total that each element represents was used to derive the actual revenue recognized in the income statement. Those elements that have been categorized as ‘delivered’ are recognized on the completion and acceptance of installation by the participant, and those revenues that are categorized as ‘deferred’ are recognized over the period of the agreement. As at April 30, 2005, Futuremedia has contracted with approximately 20 clients and implemented approximately 30 campaigns for the provision of its LFATM product. The proportions of delivered and deferred revenues were established for each in accordance with the process described above. The ratios derived in each case showed a consistent ratio of 85% to 15% for delivered and deferred revenues respectively. In order to reduce the administrative cost, particularly for smaller schemes, Futuremedia may choose in the future to adopt these ratios as standard for each campaign, subject to periodic review.

Revenues arising from the sale of bicycles and childcare vouchers recognize only the commissions and service charges that Futuremedia earns on the sale of these items, on acceptance by the participant. The client, or participating finance house, is invoiced for the full amount on completion and acceptance of installation.

Research and Development costs.

The Company expenses research and development costs, including expenditures related to development of the Company's software products that do not qualify for capitalization. Software development costs are capitalized subsequent to establishing technological feasibility. Capitalized costs are amortized based on the larger of the amounts computed using (a) the ratio that current gross revenues for each product bears to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product. Expected future revenues and estimated economic lives are subject to revisions due to market conditions, technology changes, and other factors resulting in shortfalls of expected revenues or reduced economic lives.

The following amounts have been charged to expense:

Year ended April 30
	2005	2005	2004	2003
	$000’s	GBP000’s	GBP000’s	GBP000’s

Research and development expense	498	261	196	131

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     SIGNIFICANT ACCOUNTING POLICIES- (continued)

Pensions

The Company operates a number of defined contribution pension plans. Contributions are charged to income as they become payable in accordance with the rules of the plans.

Foreign Currency Translation

Transactions in non-functional currencies are recorded at the rates ruling at the date of the transactions. Gains and losses resulting from non-functional currency translations, and the remeasurement of non-functional currency balances are included in the determination of net income in the period in which they occur, in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation.”

Assets and liabilities of overseas subsidiaries are translated at the exchange rate in effect at the year end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in a separate component of stockholder’s equity.

Equity Method Investments

Investments in companies in which Futuremedia Plc has significant influence, but less than a controlling voting interest, are accounted for using the equity method. Under the equity method, only Futuremedia Plc investment in and amounts due to and from the equity investee are included in the consolidated balance sheet; only Futuremedia Plc’s share of the investee’s earnings is included in the consolidated operating results.

Long-Lived Assets

Long lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company's only item of other comprehensive income (loss) is foreign currency translation adjustments.

Loss Per Share

Loss per share figures have been calculated using the method required by Statement of Financial Standards No. 128 “Earnings per Share”. Under the provisions of SFAS No.128, basic net loss per share is computed by dividing the loss attributable to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period, which included shares to be issued. The calculation of diluted loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is anti-dilutive. The calculation excludes a total of 5,188,899 options to purchase Ordinary shares outstanding as at April 30, 2005 under the Company’s various Approved and Unapproved Share Option Schemes.

Income Taxes

The Company accounts for income taxes using the liability method required by statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     SIGNIFICANT ACCOUNTING POLICIES - (continued)

reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based employee compensation

The Company's financial statements are presented in accordance with the Accounting Principles Board's Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). Under APB No. 25, generally, no compensation expense is recognized in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and thequoted market price of the stock is equal to or less than the amount an employee must pay to acquire the stock as defined. As the Company only issues fixed term stock option grants at or above the quoted market price on the date of the grant, there is no compensation expense recognized in the accompanying combined financial statements. The Company adopted the disclosure only provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), which requires certain financial statement disclosures, including pro forma operating results had the Company prepared its consolidated financial statements in accordance with the fair value based method of accounting for stock-based compensation. The conditions attaching to performance based options had not been met, therefore no amount of stock compensation was included in the income statement for any period in respect of the granting of performance-based options.

Stock-Based Compensation Transition and Disclosure ("SFAS 148"), the pro forma effects of stock-based compensation on net income (loss) and net earnings per share have been estimated at the date of grant using the Black-Scholes option-pricing model based on the following weighted average assumptions:

	April 30,
	2005	2004	2003
Risk-free interest rate	3.63%	2.4%	4.0%

Volatility	61%	26.7%	19.0%

Dividend yield	0%	0%	0%

Expected life (years)	3.3	3.3	3.3

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     SIGNIFICANT ACCOUNTING POLICIES - (continued)

	Year ended April 30
	2005		2005		2004		2003
	($’000)		(GBP ‘000)		(GBP ‘000)		(GBP ‘000)
Net loss as reported	(7,550)		(3,958)		(1,662)		(1,088)
Add/Deduct stock compensation arising from variable option accounting	(584)		(306)		686		-
Add: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax and stock compensation arising from variable option accounting	(189)		(99)		(777)		(106)
Pro-forma net loss	(8,323)		(4,363)		(1,753)		(1,194)

	$		GBP		GBP		GBP
Net loss per share as reported, basic and diluted	(8.53	)c	(4.47	)p	(1.98	)p	(2.34	)p
Pro forma net loss per ordinary share:

Basic and diluted	(9.39	)c	(4.92	)p	(2.01	)p	(2.57	)p
	(9.39	)c	(4.92	)p	(2.01	)p	(2.57	)p

Advertising Costs

All advertising costs incurred in the promotion of the Company’s products and services are expensed as incurred. Advertising costs were GBP20,000 ($38,000), GBP126,000 and GBPNil for the years ended April 30, 2005, 2004 and 2003.

Allowance for doubtful accounts

Accounts receivable consist primarily of amounts due to us from the Company’s normal business activities. The Company’s ability to collect outstanding receivables from its customers is critical to its operating performance and cash flows. Futuremedia maintains an allowance for doubtful accounts to reflect the estimated future uncollectability of accounts receivable based on past collection history and specific risks that have been identified by reviewing current customer information. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to it, the Company believes its allowance for doubtful accounts as of April 30, 2005, is adequate. However, actual write-offs might exceed the recorded allowance.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     SIGNIFICANT ACCOUNTING POLICIES - (continued)

	Year ended April 30
	2005	2005	2004
	($’000)	(GBP’000)	(GBP’000)

Allowance at May 1	141	74	35

Utilized during year	(141)	(74)	(16)

Provided in year	-	-	55

Allowance at April 30	-	-	74

2.     FAIR VALUES OF FINANCIAL INSTRUMENTS

	April 30,
	2005		2004
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
	(GBP’000)	(GBP’000)	(GBP’000)	(GBP’000)
Cash and cash equivalents	1,084	1,084	4,651	4,651

The carrying value of these financial instruments approximates fair value due to the short period until maturity.

3.     INCOME TAXES

Deferred income taxes reflect the net effects of temporary difference between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets are as follows:

	April 30,
	2005	2004
	(GBP’000)
Book over tax depreciation	100	67
Operating losses carried forward	5,293	4,274
Other timing differences	41	70
	5434	4,411
Less: valuation allowance	(5,434)	(4,411)
Net deferred tax assets	-	-

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.     INCOME TAXES (continued)

There is no time limit on the utilization of the operating losses carried forward tax value provided no substantial change in the nature of trade. GBP17.6 million which are specific to certain companies and cannot be relieved against profits in other Group companies.

For financial reporting purposes, loss before income taxes includes the following components:

	Year ended April 30,
	2005	2004	2003
	(GBP’000)
United Kingdom	(3,973)	(1,662)	(1,027)
Overseas	15	-	(61)
	(3,958)	(1,662)	(1,088)

The reconciliation of income tax computed at the UK statutory tax rate to the effective rate is:

	Year ended April 30,
	2005		2004		2003
	(GBP’000)%		(GBP’000)%		(GBP’000)%
Statutory rate	(1,299)	(30.0)	(261)	(30.0)	(326)	(30.0)
Unrelievable UK tax losses	1,106	25.5	79	9.1	291	26.8
Non deductible expenses	189	4.4	112	12.9	35	3.2
Other sundry items	4	0.1	70	8.0	-	-
	-	-	-	-	-	-

4.     LEASE COMMITMENTS

The future minimum rental payments under non-cancelable operating leases at April 30, 2005 are:

	Equipment	Rental
	(GBP’000)	(GBP’000)

2006	2	253
2007	2	253
2008	2	113
2009	2	89
2010	1	45
2011	-	-

Rental expense was GBP153,000 ($292,000), GBP112,000 and GBP11,000 for the years ended April 30, 2005, 2004 and 2003 in respect of the Company’s UK operations. The annual cost of rental expense for Open Training AB in Sweden is GBP89,000 ($170,000).

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.     PREPAID EXPENSES

Prepaid expenses for the year ended April 30, 2005 of GBP708,000 ($1,351,000) includes the forward purchase of learning materials in respect of existing customer contracts of GBP416,000, together with prepaid expenses for hosting services, dues and subscriptions, and insurances of GBP292,000.

Prepaid expenses for the year ended April 30, 2004 of GBP378,000 ($671,000) included the forward purchase of learning materials in respect of existing customer contracts of GBP245,000, together with prepaid expenses for hosting services, dues and subscriptions, and insurances of GBP133,000.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.     SEGMENT INFORMATION, EXPORT SALES AND MAJOR CUSTOMERS

The Company reviews the results from operations and total assets based on two segments:- Learning For AllTM and e-Learning services. The major segment is that of Learning For AllTM solutions, comprising the provision of hardware, software and services in the homes of clients’ employees. The second, and much smaller, segment is that of e-Learning services and comprises the provision of its own and third party products and services which together provide clients with learning solutions. The accounting policies for the segments are the same as those described in the summary of accounting policies.

	Year ended April 30
	2005	2005	2004	2003

	$’000	GBP’000	GBP’000	GBP’000
Net Sales:
Learning For AllTM	26,774	14,036	17,366	-
e-Learning services	3,080	1,615	1,295	1,342
Total Net Sales	29,854	15,651	18,661	1,342

Cost of sales
Learning For AllTM	24,803	13,003	15,246	-
e-Learning services	2,684	1,407	1,286	1,114
Total Cost of sales	27,487	14,410	16,532	1,114

Gross profit/(loss):
Learning For AllTM	1,970	1,033	2,120	-
e-Learning services	396	208	9	228
Total Gross profit	2,367	1,241	2,129	228

Operating expenses:
Learning For AllTM	6,524	3,420	1,214	-
e-Learning services	3,019	1,583	1,620	1,269
Total Operating expenses	9,543	5,003	2,834	1,269

Operating profit/(loss)
Learning For AllTM	(4,553)	(2,387)	906	-
e-Learning services	(2,623)	(1,375)	(1,611)	(1,041)
Total Operating loss	(7,176)	(3,762)	(705)	(1,041)

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.     SEGMENT INFORMATION, EXPORT SALES AND MAJOR CUSTOMERS (continued)

	At April 30,
	2005	2005	2004
	$’000	GBP’000	GBP’000

Assets:
Learning For AllTM	4,071	2,134	3,900
e-Learning services	3,735	1,958	1,098
Total segment assets	7,806	4,092	4,998

Unallocated assets:
Cash	2,068	1,084	4,651
Prepaid expenses	164	86	137
Other current assets	23	12	24
Property and equipment	638	335	96
Goodwill on Luvit		-	639
Total assets	10,699	5,609	10,545

Unallocated assets are either central assets or non-allocable assets.

The Company’s sales were divided by geographical location of customer as follows:

	Year ended April 30,
	2005	2004	2003
		(GBP’000)
United Kingdom	15,398	18,661	1,340
Rest of Europe	253	-	2
Rest of the World	-	-	-
	15,651	18,661	1,342

During the year ended April 30, 2005, Customer A accounted for 79% of sales and Customer B for 3% of sales; during the year ended April 30, 2004, Customer A accounted for 93% of sales and Customer C for 4% of sales, and during the year ended April 30, 2003, Customer A accounted for 59% of sales and Customer D for 4% of sales.

At April 30, 2005 the major customers identified above accounted for 17% of the accounts receivable and 66% in 2004.

Futuremedia PLC

FUTUREMEDIA PLC SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.     PENSION PLANS

The Company operates various defined contribution pension plans on behalf of the directors and other staff. Contributions payable are charged to Income as incurred. Contributions by the Company are determined in accordance with the rules of the pension plans. Contributions aggregated GBP87,000 ($164,000) in fiscal 2005, GBP41,000 in fiscal 2004, and GBP41,000 in fiscal 2003. The Company has no obligations in respect of post retirement benefits other than the pension obligations described above.

8.     ACQUISITIONS

Operations of acquired companies are included in consolidated operations from the date of acquisition and the fair value of common stock was determined based on the quoted market price when the terms of acquisition were agreed to.

In April 2003, the Company acquired the assets of Activna Objects Limited (“Activna”), a non-trading UK company with ownership of a software tool that the Company believes would substantially reduce the development time and cost for a new third generation e-Learning management system. The net assets of Activna, comprising the software intangible of GBP62,500, sundry creditors of GBP62,500 and sundry debtors of GBP100, amounted to GBP100 , were acquired for a total consideration of GBP224,000 . The consideration of GBP224,000 represented the fair value of the 3,500,000 shares issued to the shareholders. As at April 30, 2003, GBP62,000 was recorded as intangible assets, and the remaining GBP162,000 was recorded as Goodwill. The acquisition was accounted for using the purchase method. The formal purchase price allocation was finalized in fiscal 2004, and as a consequence, the whole of the purchase price of GBP224,000 has been categorized as intangible assets, representing the fair value of the software tool acquired.

Also in April 2003, the Company purchased 11,150,000 shares in Luvit AB, which at the time had a total of 37,416,107 shares on issue, for a holding of 29.8%, which had been accounted for under equity accounting rules throughout the life of the investment, which ceased in April 2005, on Futuremedia’s sale of its remaining shareholding. The total consideration paid for this shareholding amounted to GBP643,000 ($1,000,000) in cash and GBP300,000 ($480,000) in Futuremedia shares, and represented fair value for the cash and 4,685,315 shares issued.

At the time of the investment, the net assets of Luvit AB amounted to GBP686,000 ($1,097,000), therefore the investment value arising from this transaction was GBP204,000 ($326,000), representing Futuremedia’s 29.8% shareholding, with the remaining GBP739,000 ($1,182,000) appearing as goodwill.

During the year ended April 30, 2004, Luvit AB completed a ‘reverse split’ whereby their shares were consolidated on a ten for one basis, and furthermore issued a further 6,233 shares (post consolidation). During the same period, Futuremedia sold 96,069 of their holding, resulting in Futuremedia’s ownership reducing to 27.2% at April 30, 2004. During the year ended April 30, 2004, Luvit AB recorded losses of approximately £1,000,000. Futuremedia’s share of these losses therefore amounted to GBP 272,000, reducing the investment value from GBP187,000 to GBPNil. An impairment charge of GBP100,000 was also taken against the value of goodwill carried forward, for a total charge of GBP287,000, GBP15,000 more than the share of losses. In June, 2004, Luvit completed a restructuring of its indebtedness, resulting in the capitalisation of external debt of SEK3,750,000 being taken into stock, increasing its issued share capital by 570,776 shares to a total of 4,318,620. During the year ended April 30, 2005, Futuremedia sold its remaining 1,018,931 shareholding in Luvit AB.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.     ACQUISITIONS (continued)

Luvit AB traded at a loss in the year, Futuremedia’s portion of these losses amounted to GBP38,000 ($72,000), but, since the investment value had already been written down to GBPNil at April 30, 2004, none of these losses have been taken into account. However, during the same period, a total impairment charge of GBP346,000 ($660,000)

was recorded, reducing the amount of goodwill carried forward to GBP293,000 ($559,000), all of which was written off as the final shares were divested in April, 2005. Proceeds of sale amounted to GBP361,000 ($689,000) for the year, resulting in a net charge to the income statement of GBP278,000 ($530,000). The following tables summarizes the movements:

Futuremedia investment in Luvit AB:

	Investment	Goodwill
	GBP000	GBP000
Balance at April 30, 2003	204	739
Sale of Luvit AB shares	(17)	-
Share of Luvit AB losses	(187)	-
Impairment charge	-	(100)
Balance at April 30, 2004	Nil	639
Sale of Luvit AB shares	-	(350)
Impairment charge	-	(343)
Gain on sale of shares	-	54
Balance at April 2005	Nil	Nil

In July 2003, Futuremedia acquired the entire share capital of Temp Limited, into which had been transferred the business and assets of IQDos Limited, for the issue of 1.125 million Futuremedia shares, valuing the acquisition at approximately GBP302,000 . The whole of the GBP302,000, representing the fair value of the assets acquired, comprising a number of software products and client list, has been treated as an amortizable intangible asset, and is being amortized over three years. There is not considered to be any residual value. IQDos Limited, a wholly-owned subsidiary of Excel Communications Limited, specializes in the production of bespoke e-Learning content and also provides e-Learning consultancy services, and will substantially improve the capability of Futuremedia to present itself to the marketplace as a single point of supply for total e-Learning solutions. The acquisition was accounted for using the purchase method.

In February 2005, Futuremedia determined to acquire the entire share capital of Open Training AB, for the issue of 1,735,840 Futuremedia shares, and GBP419,000 ($799,000) in cash, valuing the acquisition at approximately GBP958,000 ($1,827,000), representing the fair value of the assets acquired. The primary reason for this acquisition was to enable the Company access to Open Training’s own in-house developed Learning Management System (“LMS”), “Learngate”. At the time of acquisition, the net assets of Open Training AB aggregated GBP331,000 giving rise to an intangible asset of GBP627,000 ($1,196,000), representing the fair value of the Learngate software product, which will form the basis of a replacement for the Company’s own LMS, Aktivna, which would otherwise have to be enhanced at considerable expense to remain competitive in the marketplace. Based on experience with the Company’s Aktivna software, it is anticipated that the useful life of the Learngate software will be in the order of five years, the intangible therefore will be written off over five years.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.     ACQUISITIONS (continued)

The Sale and Purchase Agreement pertaining to the acquisition of Open Training AB provided for a contingency payment conditional on the company achieving agreed levels of performance during the period November 1, 2004 to October 31 2005. Taking into consideration the actual results of Open Training AB for the period November 1, 2004 to April 30, 2005, together with projections for the period

May 1, 2005 to October 31 2005, management consider that the conditions for the contingency payment to become due will not be met, therefore no provision has been made for such payment.

At the time of acquisition, the condensed balance sheet of open Training AB was as follows:

	As at February 14, 2005
	$000	GBP000

Fixed assets	194	102
Current assets	664	348
Current liabilities	(227)	(119)

Net current assets	631	331

Total Equity and reserves	(631)	(331)

There was no material difference between the book values and fair values of the assets and liabilities at the time of acquisition.

Results of operations for Open Training AB have been included in the accompanying consolidated financial statements since its acquisition on February 14, 2005.

The unaudited pro forma consolidated statement of operations for the 12 months ended April 30, 2005 gives effect to the acquisition of Open Training AB as if it had occurred at the beginning of Fiscal 2005:

	2005	2005	2004
	$000	GBP000	GBP000

Revenues	31,205	16,359	18,980
Net Loss	(7,496)	(3,930)	(1,649)
Basic and diluted net loss per share	(8.44)c	(4.42)p	(1.97)p
Weighted average shares outstanding	88,811,982	88,811,982	83,811,982

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.     ACQUISITIONS (continued)

The unaudited pro forma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had occurred at such dates or to project the Company's future results of operations.

To facilitate this acquisition, the company set up a wholly-owned subsidiary, Futuremedia Sverige AB, in Sweden with an issued share capital of 50,000 shares, for which Futuremedia paid a total of GBP8,000 ($15,000) and owes the subsidiary a further GBP740,000 ($1,412,000) as payment for the shares. Subsequent to the incorporation of Futuremedia Sverige AB, all of Futuremedia’s Swedish assets, including the balance of its shareholding in Luvit AB, the contents of its Swedish bank accounts holding the proceeds from sale of shares in Luvit AB, and its shareholding in Open Training AB, were transferred into Futuremedia Sverige AB. None of these transfers resulted in any cash movements between Futuremedia and its Swedish subsidiary. The acquisition of Open Training AB has been accounted for using the purchase method. , and since February 14 2005, the results of Open Training AB have been consolidated into the Group’s results.

9.     INTANGIBLE ASSETS AND GOODWILL

Intangible Assets

	At April 30
	2005	2005	2004
Cost	$’000	(GBP’000)

At May 1	1,507	790	326
Additions	1,196	627	302
Amounts reclassified from goodwill	-	-	162
At April 30	2,703	1,417	790

Amortization
At May 1	790	414	264
Charge for year	336	176	150
At April 30	1,125	590	414

Net book amount at April 30	1,578	827	376

The addition in 2005 of GBP627,000 represents the intangible asset arising from the acquisition of Open Training AB.

GBP790,000 in 2004 represents internally developed software of GBP264,000 (fully amortized), together with GBP224,000 representing the intangible asset arising from the acquisition of Activna Objects Limited made in April 2003, together with GBP302,000 representing the intangible asset arising from the acquisition of Temp limited, made in July 2003.

 The table below shows expected amortization expense for acquired intangible assets recorded as of April 30, 2005.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.     INTANGIBLE ASSETS AND GOODWILL (continued)

	2006	2007	2008	2009	2010

Amortization expense (GBPthousands)	305	146	125	125	126

Intangible assets are being written off over a period of three to five years, depending on the expected useful life of the asset. The above amortization expense forecast is an estimate. Actual amounts of amortization expense may differ from estimated amounts due to additional intangible asset acquisitions, impairment of intangible assets, accelerated amortization of intangible assets, and other events

Goodwill

	At April 30,
	2005	2004
Cost	(GBP’000)
At May 1	722	984
Additions	-	-
Amounts reclassified	-	(162)
Sale of Luvit shares	(296)	-
Impairment loss	(343)	(100)
At April 30	83	722

The reclassification of GBP162,000 in 2004 arises from the completion of the purchase price allocation with regard to the acquisition of Activna Objects Limited made in April 2003, whereby the whole of the purchase price of GBP224,000 has been attributed to the software tool acquired. The GBP162,000 was transferred to Intangible assets.

All of the GBP83,000 goodwill at April 30, 2005 is attributable to the e-Learning business segment.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.     PROPERTY PLANT AND EQUIPMENT

	At April 30,
	2005			2004
	Cost	Accumulated depreciation	Net book value	Cost	Accumulated depreciation	Net book value
			(GBP’000)
Audiovisual and computer equipment
Mid-term	78	78	-	78	78	-
Short-term	588	416	172	434	338	96
Office Equipment	214	158	56	71	71	-
Property improvements	96	9	87	-	-	-
Lease premium	74	54	20	-	-	-
	1,050	715	335	583	487	96

The net book value includes no amounts in respect of assets held under capital leases.

11.      CHANGES IN SHAREHOLDER EQUITY

In March 2002, the Company contracted for the issue of and received the cash for an aggregate of 4,702,410 Ordinary Shares at a price of GBP0.051 ($0.083) per Ordinary Share representing an aggregate purchase price of approximately GBP244,000 ($390,000).

Also in March 2002, the Company contracted for the issue of an aggregate of 759,700 Ordinary Shares at a market price of GBP0.04 ($0.07) per Ordinary Share pursuant to the stock transaction for the acquisition of the assets of Palm Teach Limited, together with the issue of an aggregate 702,900 Ordinary shares at a market price of GBP0.04 ($0.07) per Ordinary share to four key individuals on their joining the Company.

Also in April 2002, the Company contracted for the issue of and received the cash for 3,276,923 Ordinary shares at a price of GBP0.041 ($0.065) per Ordinary Share representing an aggregate purchase price of approximately GBP133,000 ($213,000).

Also in April 2002, the Company contracted for the issue of 803,046 Ordinary Shares at a price of GBP0.044 ($0.07) per Ordinary Share under a Salary sacrifice arrangement, representing an aggregate purchase price of GBP35,000 ($56,000). At the same time, a further 102,000 Ordinary Shares at a price of GBP0.044 ($0.07) per Ordinary Share were agreed to be issued in settlement of outstanding invoiced charges for work done for the Company.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      CHANGES IN SHAREHOLDER EQUITY (continued)

In May, 2002, the Company issued 454,400 Ordinary Shares at a market price of GBP0.0690 ($0.10) per Ordinary share pursuant to the stock transaction for the acquisition of C2W limited.

In September 2002, the Company issued 7,644,346 Ordinary Shares at a price of GBP0.0458 ($0.065) per Ordinary Share for aggregate proceeds of approximately GBP350,000 ($560,000) pursuant to a Regulation ‘S’ placement.

In October 2002, the Company issued 2,727,647 Ordinary Shares at a price of GBP0.055 ($0.085) per Ordinary Share for aggregate proceeds of approximately GBP150,000 ($232,000) pursuant to a Regulation ‘S’ private placement.

In December 2002, the Company issued 231,396 Ordinary Shares at a price of GBP0.0484 ($0.075) for an aggregate of GBP11,000 ($17,000) pursuant to an agreement for the payment of sales commissions to a third party.

In April 2003, the Company issued 16,706,000 Ordinary shares at a price of GBP0.064 ($0.10) per Ordinary share for aggregate proceeds of approximately GBP1,071,000 ($1,670,000) pursuant to a Regulation ‘S’ private placement. At April 30, 2003, $202,000 of the $1,670,000 was outstanding and received subsequently to the year-end.

Also in April 2003, the Company issued 2,250,000 Ordinary shares at a price of GBP0.051 ($0.08) per Ordinary share for aggregate proceeds of approximately GBP115,000 ($180,000) pursuant to a Regulation ‘S’ private placement. This investment agreement also provided for the issue of 1,594,334 warrants to purchase an equivalent number of Ordinary Shares at a price of GBP0.053 ($0.085) per Ordinary Share, valid for three years. The proceeds of $180,000 were outstanding at April 30, 2003 and were received subsequently to the year-end.

Also in April 2003, the Company issued 4,685,315 Ordinary Shares at a price of GBP0.0625 ($0.10) per Ordinary Share pursuant to an agreement to acquire 3,350,000 shares in Luvit AB from the present holder, Volito AB, for an aggregate price of GBP300,000 ($480,000) approximately.

Also in April 2003, the Company issued 3,500,000 Ordinary Shares pursuant to an agreement to acquire the entire share capital of Activna Objects Limited.

At April 30, 2003 there were 854,240 warrants outstanding for the purchase of an equivalent number of Ordinary shares, issued in August 1993 at the time of the Company’s initial float, at a price of $5.65 per Ordinary Share, which were due to expire in August 2003. The Company decided not to extend these warrants for any further period, and consequently these warrants lapsed in August 2003. There were also 1,594,334 warrants outstanding at April 30, 2003 redeemable for the purchase of an equivalent number of Ordinary shares at a purchase price of $0.085 per Ordinary Share, issued in April 2003, which expire in April 2006. All these warrants were exercised in the year to April 30, 2004. Consequently, as at April 30, 2004, there were no warrants outstanding.

In June 2003, the Company issued 500,000 Ordinary shares at a price of GBP0.045 ($0.08) per Ordinary share as a consequence of Waverton Holdings exercising an equivalent number of warrants to purchase Ordinary shares, for an aggregate purchase price of GBP24,000 ($42,000) gross, GBP22,000 ($39,000) net.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      CHANGES IN SHAREHOLDER EQUITY (continued)

In July 2003, the Company issued 1,125,000 Ordinary shares in the acquisition of the entire share capital of Temp Limited, into which had been transferred the business and assets of IQDos Limited, valuing the acquisition at approximately GBP302,000 ($536,000) gross, GBP282,000 ($500,000) net.

In August 2003, the Company issued 4,786,362 Ordinary shares at a price of GBP0.14 ($0.22) per Ordinary share for aggregate proceeds of approximately GBP662,000 ($1,174,000) gross, GBP618,000 ($1,091,000) net, pursuant to a Regulation ‘S’ private placement.

Also in August 2003, the Company issued 387,597 Ordinary shares at a price of GBP0.24 ($0.387) per Ordinary share for aggregate proceeds of approximately GBP 94,000 ($167,000) gross, GBP88,000 ($156,000) net, pursuant to a Regulation ‘S’ private placement.

In September 2003, the Company issued 188,838 Ordinary shares at an average price of GBP0.66 ($0.109) per Ordinary share for aggregate proceeds of GBP12,000 ($21,000) gross, GBP11,000 ($20,000) net pursuant to several members of staff exercising share options.

In November 2003 the Company issued 1,094,344 Ordinary shares at a price of GBP0.047 ($0.08) per Ordinary share as a consequence of Waverton Holdings exercising an equivalent number of warrants to purchase Ordinary shares, for an aggregate purchase price of GBP53,000 ($94,000) gross, GBP50,000 ($89,000) net.

Also in November 2003, the Company issued 404,500 Ordinary shares at an average price of GBP0.074 ($0.125) for an aggregate purchase price of GBP30,000 ($51,000) gross, GBP28,000 ($50,000) net, pursuant to the exercise of share options by an Affiliate member of the Board.

In the period February 2004 to April 2004, the Company issued 558,389 Ordinary shares at an average price of GBP0.068 ($0.122) for an aggregate purchase price of GBP38,000 ($68,000) gross, GBP35,000 ($62,000) net, pursuant to the exercise of share options by a number of members of Futuremedia staff, one of whom was an Affiliate.

In February, 2005, the Company issued 926,972 Ordinary, shares at an average price of GBP0.408 ($0.76) for a total aggregate purchase price of GBP379,000 ($704,000 gross, GBP357,000 net, pursuant to a Regulation ‘S’ private placement.

Also in February 2005, the Company issued 1,735,840 Ordinary shares at an average price of GB0.310 ($0.58) for a total aggregate purchase price of GBP539,000 ($1,028,000) gross, GBP379,000 net, pursuant to the acquisition of Open Training AB.

Also in February, 2005, the Company issued 69,803 Ordinary shares at an average price of GBP0.387 ($0.716) for a total aggregate purchase price of GBP27,000 ($50,000) gross, GBP25,000 net, pursuant to a Regulation ‘S’ private placement.

In April 2005, the Company issued 388,614 Ordinary shares at the market price of $0.401 per Ordinary share for a total aggregate purchase price of GBP83,000 ($158,000) gross, GBP75,000 net, pursuant to a Regulation ‘S’ private placement.

During the year to April 30, 2005, the Company issued a total of 1,408,759 Ordinary shares at an average price of GBP0.10 ($0.19) for a total aggregate price of GBP 141,000 ($269,000) gross, GBP135,000 net, pursuant to the exercise of share options by a number of members of Futuremedia staff, three of whom were Affiliates.

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.     EMPLOYEE PROFIT-SHARING AND OPTION PLANS

In July 1993, the Company adopted three employee profits share or share option schemes, as follows.

Under the Company’s “Approved Executive Share Option Scheme”, options to acquire the Company’s Ordinary Shares may be granted to all or selected employees. Any full time employee, other than a director, of the Company who is not within two years of his or her due date for retirement and who, within one year preceding the grant, did not hold more than 10% of the share capital of the Company, is eligible to participate. The exercise price of the options must be no less than 85% of the fair market value of the Company’s American Depositary Shares (“ADSs”) on the date of grant. The value of shares underlying the options granted to any employee may not exceed the greater of 100,000 ($177,000) or four times earnings. An option generally becomes exercisable three years after the date on which it was granted, and may not be exercised more than ten years after the date of grant. In certain circumstances, an option will be exercisable after the death or termination of the employment of the option holder. No UK income tax will be payable, even if the options are granted at a discount to market value, either at the time of the grant or the exercise of the options, although there are certain conditions that must be satisfied concerning the timing of any exercise. UK capital gains tax may be payable at the time of the ultimate disposition of the underlying shares.

Under the Company’s “Unapproved Executive Share Option Scheme”, options may be granted to selected full-time employees, including directors, based on their performance. The exercise price of the options granted must be at least the fair market value of the Company’s ADSs. The value of options to be granted is not subject to any financial limit, although the number of shares over which the options may be granted is subject to an overall restriction. The granting of options under this scheme was terminated in January 2005, pending the introduction of replacement schemes.

The ‘Employee Share Ownership Plan’ (the “Approved Net Profit Sharing Scheme”) was terminated with effect from September 2000. No payments were due and no monies were set aside at the termination of the scheme.

In January 2005, the Company adopted a new option plan, the “Futuremedia Unapproved Executive Share Option Scheme for Len Fertig”. Under this scheme, options were granted to the Option Holder on his appointment as Chief Executive Officer, for the purposes of inducement to retain the services of the Option Holder, to provide long-term incentive and rewards to the Option Holder and to associate more closely the interests of the Option Holder with those of the Company’s shareholders. At April 30, 2005, no options granted under this plan had been exercised, and options to purchase 500,000 Ordinary shares at a purchase price of $0.74 per Ordinary share remained outstanding.

No of SHARES	Subscription PRICE	Date EXERCISABLE	EXPIRY DATE

500,000	$0.740	01/24/2006	01/24/2015

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.     EMPLOYEE PROFIT-SHARING AND OPTION PLANS (continued)

In March 2005, the Company adopted two further option plans, the “Futuremedia Plc 2005 Unapproved Scheme for New Employees”, and the “Futuremedia Plc 2005 Unapproved Share Option Scheme”.

Under the Company’s Unapproved 2005 Scheme for New Employees, Options may be granted exclusively to persons not previously employees or directors of the Company (or following a bona fide period of non-employment) as an inducement material to entering into employment with the Company. As at April 30, 2005, no options granted under this plan had been exercised, and the following have been issued and remain outstanding:

No of SHARES	Subscription PRICE	Date EXERCISABLE	EXPIRY DATE
100,000	$0.7163	02/14/2006	02/14/2015
100,000	$0.7163	02/14/2007	02/14/2015
100,000	$0.7163	02/14/2008	02/14/2015
83,333	$0.5995	03/01/2006	03/01/2015
83,333	$0.5995	03/01/2007	03/01/2015
83,334	$0.5995	03/01/2008	03/01/2015
20,000	$0.4735	04/04/2006	04/04/2015
20,000	$0.4735	04/04/2007	04/04/2015
20,000	$0.4735	04/04/2008	04/04/2015

610,000

A summary of the option outstanding under the Company’s “Unapproved Scheme for New Employees” as at April 30, 2005 is as follows:

	Number of Shares Under Option	Weighted Average Option Price Per Share
Options granted and outstanding at April 30, 2005	610,000	$0.6445

Under the Company’s 2005 Unapproved Share Option Scheme, Options may be granted for the purpose of providing Options to (a) employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, and (b) any other person who is determined by the Directors (or a committee thereof) to have made (or is expected to make) contributions to the Company of inducement to retain the services of the Option holder. As at April 30 2005, no options granted under this plan had been exercised, and the following have been issued and remain outstanding:

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.     EMPLOYEE PROFIT-SHARING AND OPTION PLANS (continued)

No of Shares	Subscription Price	Date Exercisable	Expiry Date

18,081	$0.535	05/01/2005	03/17/2015

Determinations as to the granting of options to employee-directors are made by the Remuneration Committee.

Under the Approved Executive Share Option Scheme, 759 options at an exercise price of $4.25, 947 options at an exercise price of $2.55 and 1,500 options at an exercise price of $1.594 lapsed without being exercised on August 19, 2003. At April 30, 2005, 20,500 options were outstanding at an exercise price of $0.90625 and may be exercised until January 16, 2008 and 13,500 options were outstanding at an exercise price of $1.5938 and may be exercised until July 25, 2010.

A summary of the option outstanding under the Company’s “Approved Share Option Scheme” as at April 30, 2005 is as follows:

	Number of Shares Under Option	Weighted Average Option Price Per Share
Outstanding April 30, 2002	40,523	$1.5096
Options forfeited	(4,817)	$3.2053
Outstanding April 30, 2003	35,706	$1.2809
Options forfeited	(3,206)	$2.505
Outstanding April 30, 2004 and 2005	32,500	$1.160

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.     EMPLOYEE PROFIT-SHARING AND OPTION PLANS (continued)

The following options have been issued under the Company’s “Unapproved Executive Share Option Scheme”, and were outstanding as at April 30, 2005.

No of Shares	Subscription Price	Date Exercisable	Expiry Date
50,000	$0.085	Oct 2005	Oct 2012
125,000	$0.910	Current	Nov 2012
125,000	$0.910	Current	Nov 2012
43,050	$0.100	Current	Feb 2012
443,334	$0.100	Current	Feb 2012
20,000	$0.150	Current	Feb 2012
458,333	$0.150	Current	Feb 2012
300,018	$0.150	Current	Mar 2102
5,000	$0.1875	Current	Sep 2010
100,000	$0.250	Current	Oct 2006
165,000	$0.280	Current	Oct 2013
165,000	$0.280	Oct 2005	Oct 2013
165,000	$0.280	Oct 2006	Oct 2013
25,000	$0.286	Current	Nov 2013
25,000	$0.286	Nov 2005	Nov 2013
25,000	$0.286	Nov 2006	Nov 2013
50,000	$0.3318	Oct 2005	Oct 2013
50,000	$0.3318	Oct 2006	Oct 2013
25,000	$0.3376	Current	Oct 2013
25,000	$0.3376	Oct 2005	Oct 2013
25,000	$0.3376	Oct 2006	Oct 2013
33,500	$0.350	Current	May 2011
39,750	$0.350	Current	May 2011
39,750	$0.350	Current	May 2011
52,250	$0.350	Current	May 2011
75,000	$0.3760	Current	Sep 2013
60,000	$0.3850	Jul 2005	Jul 2013
60,000	$0.3850	Jul 2006	Jul 2013
5,000	$0.5940	Current	Sep 2010
53,332	$0.6301	Current	Jan 2014
53,334	$0.6301	Jan 2006	Jan 2014
53,334	$0.6301	Jan 2007	Jan 2014
75,000	$0.6380	Current	Jan 2014
75,000	$0.6380	Jan 2006	Jan 2014
75,000	$0.6380	Jan 2007	Jan 2014
328,333	$0.640	Current	Nov 2013
10,000	$0.8516	Jan 2006	Jan 2015
10,000	$0.8516	Jan 2007	Jan 2015
10,000	$0.8516	Jan 2008	Jan 2015
100,000	$1.00	Current	Sep 2010
15,000	$1.2065	Current	Mar 2014
15,000	$1.2065	Mar 2006	Mar 2014
15,000	$1.2065	Mar 2007	Mar 2014
210,000	$1.4120	Current	Jun 2014
15,000	$1.5740	Current	May 2104
15,000	$1.5740	May 2006	May 2104
15,000	$1.5740	May 2007	May 2104
20,000	$1.6040	Current	May 2104
20,000	$1.6040	May 2006	May 2104
20,000	$1.6040	May 2007	May 2104
15,000	$1.6220	Current	Apr 2014
15,000	$1.6220	Current	Apr 2014
15,000	$1.6220	Apr 2007	Apr 2014

4,028,318

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.    EMPLOYEE PROFIT-SHARING AND OPTION PLANS (continued)

(1) Exercisable only on achievement of the option holders achieving an agreed level of customer orders within an agreed period. Failure to meet these targets will result in the lapse of the options.

The Company accounts for options granted under these plans in accordance with the provisions of APB No. 25. Variable options are required to be marked to market at each period end until they are forfeited, exercised, or expire unexercised. Those options whose vesting is dependent on performance will be accounted for as variable options until the performance criteria is met.

In February, 2002, 1,075,000 existing options to purchase ordinary shares under the Unapproved Executive Share Option Scheme at prices varying from $0.59 to $3.00 per Ordinary share were cancelled and replaced with options to purchase 556,417 Ordinary shares at $0.10 per Ordinary share and 518,083 Ordinary shares at $0.15 per Ordinary share, vesting between July 2002 and March 2003, and are now accounted for as variable options. During the fiscal year ended April 30, 2004, a total of 143,333 options were exercised and traded. As a result of the difference between the exercise price of the variable options and the trading price of the Company’s stock at the time of trading and at the year end for the 931,667 variable options that remained, a compensation expense was recorded in the year ended April 30, 2004 amounting to GBP686,000 . In September 2004, a total of 845,000 variable options were excercized and sold. As a result of the difference between the exercise price of the variable options and the trading price of the Company’s stock at the time of trading and at the year end for the 86,667 remaining variable options, a compensation gain was recorded in the current fiscal year of GBP306,000 ($584,000).

A summary of the options outstanding under the Company’s “Unapproved Share Option Scheme” as at April 30, 2005 is as follows:

	Number of Shares Under Option	Weighted Average Option Price Per Share
Outstanding at April 30, 2002	4,458,751	$0.1605
Options granted	1,365,000	$0.0883
Options lapsed and cancelled	(427,506)	$0.1267
Outstanding at April 30, 2003	5,396,245	$0.095
Options granted	2,353,333	$0.469
Options lapsed, cancelled and exercised	(2,202,502)	$0.2276
Outstanding at April 30, 2004	5,547,076	$0.2864
Options granted	345,000	$1.4178
Options lapsed, cancelled and exercised	(1,863,758)	$0.2100
Outstanding at April 30, 2005	4,028,318	$0.4327

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.    EMPLOYEE PROFIT-SHARING AND OPTION PLANS (continued)

The Company plans to hold an Extraordinary General Meeting on July 28, 2005 the purpose of which is to gain approval for the adoption by the Company of an all employee Share Incentive Plan, an Enterprise Management Incentive Plan and an Unapproved Share Option Scheme. If adopted, options issued under the Futuremedia Unapproved Executive Share Option Scheme for Len Fertig and Futuremedia Plc Unapproved 2005 Scheme for New Employees will be incorporated into the new Unapproved Share Option Scheme.

The weighted average fair value of the 1,473,081 share options granted at market price in the year ended April 30, 2005 was GBP0.011 ($0.217). The weighted average fair value of the 428,333 share options granted at market price in the year ended April 30, 2004 was GBP0.028 ($0.049). No share options were granted at market price in the years to April 30, 2003.

There were no options granted at below market price in the year ended April 30, 2005. The weighted average fair value of the 430,000 options granted at below market price in the year ended April 30, 2004 was GBP0.118 ($0.210), 2003 GBP0.030. There were no options granted at below market price in 2003.

There were no options granted at above market price in the year ended April 30, 2005. The weighted average fair value of the 1,495,000 options granted above market price in the year ended April 30, 2004 was GBP0.023 ($0.040) and 2003 GBP0.023. The determination of the fair value of all stock options granted in 2005, 2004 and 2003 was calculated using the Black Scholes method based on (i) risk-free interest rates of 3.63% (2004: 2.38% and 2003: 4.0%), (ii) expected option lives of 3 to 5 years (weighted average 3.3 years), (iii) dividend yield of 0% and iv) a volatility of 0.610 (2004: 0.267 and 2002: 0.190).

13.    NEW ACCOUNTING PRONOUNCEMENTS

FIN No. 46, Consolidation of Variable Interest Entities

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN No. 46”). The guidance expanded upon and clarified existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of variable interest entities, including special-purpose entities or off-balance sheet structures. In December 2003, the FASB issued a revision to FIN No. 46 (“FIN No. 46R”) that modified some of the provisions and effective dates of FIN No. 46, and provided exemptions to certain entities from the original guidance.

FIN No. 46R sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. As amended, the consolidation requirements apply to older entities in the first fiscal year or interim period ending after March 15, 2004. Certain of the disclosure requirements apply in all financial statements issued after December 31, 2003, regardless of when the variable interest entity was established. There was no impact to the Company upon the adoption of FIN No. 46 and FIN No. 46R.

SFAS No. 123 (revised 2004), Share-Based Payment

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.     NEW ACCOUNTING PRONOUNCEMENTS (continued)

In December 2004, the FASB issued Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“FASB No. 123”), supersedes APB No. 25, “Accounting for Stock Issued to Employees” and amends FASB Statement No. 95, “Statement of Cash Flows.” SFAS No. 123(R) requires that companies recognize all share-based payments to employees, including grants of employee stock options, in the financial statements. The recognized cost will be based on the fair value of the equity or liability instruments issued. Pro forma disclosure of this cost will no longer be an alternative under SFAS No. 123(R). The Statement is effective for public companies at the beginning of the first annual reporting period that begins after June 15, 2005.

As permitted by FASB No. 123, the Company currently accounts for its stock-based compensation plans under APB No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R)’s fair value method will have some impact on the Company’s results of operations, although it will have no impact on the Company’s overall financial position or cash flows. The impact of adopting SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact would have approximated the amounts in its pro forma disclosure as described in the disclosure of pro forma net income and earnings per share in Note 1 of the Notes to Consolidated Financial Statements. Based on SFAS No. 123(R), the Company will transition to the new requirements by using the modified prospective transition method. This transition method requires compensation cost to be recognized for all share-based payments granted after the date of adoption and for all unvested awards existing on the date of adoption.

SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under current standards. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. The Company cannot estimate what those amounts will be in the future because they are dependant on, among other things, when employees exercise stock options.

The Company plans to adopt SFAS No. 123(R) as of the first day of the first quarter of Fiscal 2007, or May 1, 2006, as required.

14.     COMMITMENTS

The Company entered into a contract with IX Europe Limited for the provision of the hosting and support elements of its ISP requirements, and with MIS Limited for the firewall and security elements. Both contracts are renewable on an annual basis. The contract with Royal Mail, for the provision of a learning management system comprising a hosted service was renewed for a period of twelve months from April 1, 2005, at an annual value of GBP300,000 ($572,000). In October 2003, the Company launched its LFA product. It is expected that the Company will continue to make significant commitment to third party suppliers in the delivery of these products and services. Following the Company’s move to Brighton, it entered into a lease arrangement for office facilities for a period of nine years, with a break clause after four years, up to which time the rental charge is fixed. Initially, this arrangement was for a serviced area of 4,700 square feet, but, in June 2004, due to the rapid expansion of the business, the occupied space was increased to 7,700 square feet, on similar terms and conditions. The annual cost, including service charges, is approximately

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.     COMMITMENTS (continued)

GBP164,000 ($313,000). Open Training AB occupies three sites in Sweden, all of which are leasehold premises, with an annual cost of GBP89,000 ($170,000) per annum.

15.      RELATED PARTY TRANSACTIONS

In July 2000, the Company completed an additional private placement under Regulation S pursuant to which the Rennes Foundation purchased 1,944,444 Ordinary Shares at a price of $1.80 per share for an aggregate purchase price of approximately $4.0 million in cash. See “Major Shareholders”.

In March 2002, the Company contracted and received the cash for the issue of an aggregate of 4,702,410 Ordinary Shares at a price of $0.083 per Ordinary Share representing an aggregate purchase price of approximately $390,000. The following individuals and entities purchased the number of Ordinary Shares indicated in connection with this private placement: the Rennes Foundation (1,204,819 shares); Noesis NV (301,205 shares); Mr. M Johansson (361,446 shares) and Mrs. M. Pillinger, wife of S. Pillinger, a then Director of the Company (100,000 shares).

In April 2002, the Company contracted for the issue of an aggregate of 1,462,600 Ordinary Shares at a price of $0.10 per Ordinary Share pursuant to the stock transaction acquisition of the assets of Palm Teach Limited. The following individuals and entities received the number of Ordinary Shares indicated in connection with this transaction: Mr. Peter Copeland as beneficial shareholder of Palm Teach Limited (759,700 shares); Mr. S. Pillinger (209,450 shares).

Also in April 2002, the Company contracted and received the cash for the issue of 3,276,923 Ordinary shares at a price of $0.065 per Ordinary Share representing an aggregate purchase price of approximately $213,000. At the same time, the following entity contracted for the purchase of the number of Ordinary Shares indicated in connection with this private placement: Silverdash Limited (7,646,154 shares). In September 2002, it became apparent that this GBP350,000 ($512,000) investment, payable in installments by the end of September 2002, would not be fully paid, but that only some GBP90,000 would be provided by the original source. Alternative investors were sought and found for the remaining GBP260,000 ($380,000) during October 2002.

Also in April 2002, the Company contracted for the issue of 803,046 Ordinary Shares at a price of $0.07 per Ordinary Share under a Salary sacrifice arrangement, representing an aggregate purchase price of $56,000. The following individual purchased the number of Ordinary Shares indicated in connection with this transaction: Mr. Mats Johansson (648,183 shares). At the same time, Mr. Jan Vandamme agreed to accept 102,000 Ordinary Shares at a price of $0.07 per Ordinary Share in settlement of outstanding invoiced charges for work done for the Company.In October 2002, the Company completed a new investment round from existing investors and affiliates, raising a further GBP150,000 ($230,000), represented by the issuance of a further 2.7 million (approximately) ordinary shares at a price of $0.085 per share, at market rate. The following individuals/entities purchased the number of shares indicated in connection with this transaction: Rennes Foundation (1,177,647 shares), Mr. Mats Johannson (181,176 shares).

In April, 2003, the Company issued of an aggregate of 16,706,000 Ordinary Shares at a price of $0.10 per Ordinary Share and an aggregate of 2,250,000 Ordinary Shares at a price of

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.     RELATED PARTY TRANSACTIONS (continued)

$0.08 per Ordinary Share representing an aggregate purchase price of approximately $1,851,000, of which approximately $382,000 was outstanding at April 30, 2003 and received subsequently to the year-end. The following individuals and entities purchased the number of Ordinary Shares indicated in connection with this private placement: Mr. Jan Vandamme (200,000 shares), Mr. Mats Johansson (150,000 shares) and Mr. David Bailey (150,000 shares) and Volito AB (8,500,000 shares).

Also in April 2003, the Company contracted for the exchange of 3,350,000 shares in Luvit AB for the issue of 4,685,315 Ordinary Shares at a price of $0.10 per Ordinary Share to Volito AB.

In August 2003, the Company contracted and received the cash for the issue of 387,597 Ordinary shares at a market price of $0.387 per Ordinary share for a total aggregate price of $150,000. The following individuals and entities purchased the number of Ordinary Shares indicated in connection with this private placement: Volito AB (387,597 shares).

In November 2003, Mr. C Wit, non-executive board member, exercised a total of 404,500 options to purchase an equivalent number of Futuremedia Ordinary shares at prices of $0.10 and $0.15 per Ordinary share, all of which were sold before April 30, 2004.

During the year ended April 30, 2004, Volito AB sold all its holding of Futuremedia shares.

In October, 2004, Mr. M Johansson and Mr. J Vandamme exercised 372,500 and 50,000 options respectively to purchase an equivalent number of Futuremedia Ordinary shares for a total aggregate price of $42,250, and 372,500 and 50,000 respectively to purchase an equivalent number of Futuremedia Ordinary shares for a total aggregate price of $63,375.

In November 2004, Mr. C Wit exercised 100,000 options to purchase an equivalent number of Futuremedia Ordinary shares for a total aggregate purchase price of $64,000, all of which were sold before April 30, 2005.

In February, 2005, the Company contracted and received the cash for the issue of 926,972 Ordinary, shares at a market price of $0.76 per Ordinary share, for a total aggregate purchase price of $704,500. The following entities and individuals purchased the number of Ordinary Shares indicated in connection with this private placement: Rennes Foundation (795,394 shares), Mr. J Vandamme (65,789 shares) and Mr. L Fertig (65,789 shares).

Also in February, 2005, Mr. Kleman agreed to accept 69,803 Ordinary shares at the market price of $0.716 per Ordinary share for a total equivalent value of $50,000 in part payment of an outstanding debt owed to him by the Company in respect of work undertaken by Mr. Kleman associated with the acquisition of Open Training AB, which was concluded on April 14, 2005.

In April 2005, Mr. M Johansson, in accordance with the terms of the Settlement Agreement that had been entered into between Mr. Johansson and the Company on his resignation in January, 2005, agreed to accept 388,614 Ordinary Shares in respect of commissions due to him, for a total equivalent value of $155,834.

During the year ended April 30, 2005, the following directors received payment for consultancy services provided through independent service companies: Mr. J.Vandamme GBP58,000 ($111,000), Mr. C. Kleman GBP28,000 ($53,000).

16.     SUBSEQUENT EVENTS

Subsequent to the year end, in May 2005, the Company contracted with Network Rail Infrastructure Limited for the provision of Learning for AllTM products and services. It is expected that this contract

Futuremedia PLC

FUTUREMEDIA PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.     SUBSEQUENT EVENTS (continued)

will result in revenues in the order of GBP 1.5 million over the two planned phases, which will be recognized over the next three to four years.

Also in May 2005, recognizing that the Company had too large an infrastructure relative to the revised revenue expectations announced in February 2005, a series of cost reductions were implemented, including headcount reductions, which will yield benefits in fiscal 2006.

Subsequent to the year end, on July 21, 2005, the Company entered into a private placement with M.A.G. Capital, LLC (formerly Mercator Advisory Group, LLC), through its designated funds, Monarch Pointe Fund, Ltd, Mercator Momentum Fund, LP and Mercator Momentum Fund III, LP (collectively, “M.A.G.”), to provide financing to the Company in the amount of $4 million. The investment was made via a convertible loan that is convertible (subject to certain terms and conditions) into Ordinary Shares of the Company. The conversion rate is based on the volume weighted average price of the Company’s ADSs for the five trading days prior to July 13, 2005, the date that the Company entered into a term sheet with M.A.G. for the investment. The loan bears interest at an annual rate equal to the greater of 8.5% or Wall Street Journal Prime Rate plus 3%, but in no event greater than 10%. The Company also issued warrants to the investors covering an aggregate of 6.2 million Ordinary Shares with an exercise price of $0.61 per share. The agreement with M.A.G also provides for an additional $2 million of funding that may be available at Futuremedia's request provided that Futuremedia achieves certain performance benchmarks. Net proceeds to the Company from the M.A.G. investment were approximately $3.8 million. The Company also issued warrants to purchase 411,692 Ordinary Shares to its financial adviser on the investment on substantially the same terms as the warrants issued to the investors.

Futuremedia PLC

Registered No. 1616681

DIRECTORS

L Fertig
M Pilsworth
J Schwallie
M Steel
J Vandamme

SECRETARY

P Machin

AUDITORS

BDO Stoy Hayward LLP
8 Baker Street
London
W1U 3LL

BANKERS

National Westminster Bank Plc
5 East Street
Chichester
West Sussex
PO19 1HH

HSBC Bank Plc
Norwich House
Nelson Gate
Commercial Road
Southampton
SO1 0GX

SOLICITORS

Thomas Eggars
The Corn Exchange
Baffin’s Lane
Chichester
West Sussex
PO19 1GE

REGISTERED OFFICE

Nile House
Nile Street
Brighton
East Sussex
BN1 1HW

Futuremedia PLC

DIRECTORS’ REPORT

The directors present their report and the group accounts for the year ended 30th April 2005.

RESULTS AND DIVIDENDS

The loss for the year, after taxation, amounted to £4,214,000 (2004: £1,083,000). The directors do not recommend the payment of a dividend.

PRINCIPAL ACTIVITY AND REVIEW OF THE BUSINESS

The Group’s principal activity during the year was the continued deployment of its Learning For AllTM product, designed to increase the reach of its e-Learning offering to include all eligible employees and not limit the e-Learning opportunity to only those who have Internet or Intranet access in their workplace. The Learning For All™ product provides participants with hardware, software (both off-line and on-line), and Internet connection in their homes for a period of three years. Participants, who have to be employees of the client, use a UK tax incentive scheme based on a salary sacrifice principle to pay for the package. The new product achieved immediate success and by the end of April, 2005 had been rolled out to approximately 22 clients with nearly 30,000 participants.

During the year, Futuremedia completed the acquisition of Open Training AB, the largest provider of e-Learning materials and services in Sweden. Open Training is a long-established successful player in Sweden and has developed its own Learning Management System (“LMS”) called Learngate that can be used as a basis for providing significant cost-effective enhancements to the Company’s own Activna LMS, which would otherwise require substantial investment to remain competitive within the market place. Open Training’s client list includes many household names, including Ericsson, Saab and Volvo. The Company’s activities now fall into one of two operational segments; Learning For AllTM and e-Learning. In the year to the 30th April, 2005, Learning For AllTM accounted for 90% of the Company’s revenues, and e-Learning the remaining 10%.

FINANCIAL RESOURCES

On March 22, the Company became aware of a statement in the British government’s Budget 2006 that the government plans to terminate the tax benefits associated with the Home Computing Initiative, or HCI, with effect from April 6, 2006, corresponding to the end of the current U.K. tax year. The Company has been approached by a number of companies that wish to launch HCI schemes prior to the April 5, 2006 deadline.

Along with other HCI industry providers, the Company is seeking further guidance and clarification from the U.K. government regarding the reasons for the change and timetable for its implementation. An elimination of the tax advantage for employees would significantly diminish the attractiveness of the HCI benefit programs for employees and employers and therefore is likely to have a material adverse affect on the Company’s HCI business.

Currently, the Company has a number of HCI campaigns under way and is seeking to close on two acquisitions. Deliveries under those campaigns and the securing of additional funding in support of the acquisitions will provide a certain level of working capital over the months of April and May 2006. However, given the uncertainty with regard to the HCI market for the period beyond, it is clear that the Company will need to raise additional funds for the purpose of providing sufficient working capital for it to continue. The directors are currently reviewing various opportunities in this area, however, there can be no assurance that they will be successful in these endeavours.

FUTURE DEVELOPMENTS

On completion of its current acquisitions activities, The Group will comprise four discrete businesses, each of which the directors believe will trade profitably. The uncertainty regarding the future of the HCI activity is initially likely to have a detrimental impact on the Group’s revenues. Futuremedia will continue to service the 40,000 HCI users that it currently has and future developments will include the opening of an online purchasing facility offering media and peripherals to its installed Learning For AllTM customer base. It will continue to expand the publication and distribution of interactive

Futuremedia PLC

DIRECTORS’ REPORT - continued

multimedia products for training and communications applications, particularly with regard to Intranet and Internet delivery. It will also seek to broaden the geographical coverage of its distribution channel. The Group intends to continue to expand its bespoke content production and e-Learning consultancy activities, building on the new ActivnaTM and Learngate product range. The Group will continue to involve itself with business combinations which support its agreed strategy.

RESEARCH AND DEVELOPMENT

The Group actively researches the configuration of equipment and software to meet emerging training requirements and develops products to meet market needs. During the year, £261,000 (2004 - £196,000) of research and development expenditure was incurred and expensed.

DIRECTORS AND THEIR INTERESTS

The directors during the year and subsequently were as follows:

L. Fertig (appointed 1st August 2004)
M Pilsworth (appointed 17th March 2005
J Schwallie (appointed 17th March 2005)
M Steel (appointed 17th March 2005)
J. Vandamme
D. N. Bailey (resigned 17th March 2005)
M. Johansson (resigned 24th January 2005)
C Kleman (resigned 22nd April 2005
C. Wit (resigned 2nd August 2004)

All directors will retire from the board at the next Annual General Meeting and, being eligible, offer themselves for re-election.

The directors’ beneficial interests in the share capital of the Company were as follows:

At 30 April 2005	At 1 May 2004 or date of appointment if later
Ordinary shares of 1 1/9 pence	Ordinary shares of 1 1/9 pence
L. Fertig	65,790	-
M. Pilsworth	-	-
J. Schwallie	-	-
M. Steel	-	-
J. Vandamme	165,790	302,001

Futuremedia PLC

DIRECTORS’ REPORT - continued

There have been no changes in the above shareholdings between 30th April 2005 and 27th March 2006.

Beneficial interests in the share capital of the Company held by significant shareholders were as follows:

	At 30 April 2005	At 1 May 2004

Rennes Foundation	12,514,989	13,150,218

M.A.G. Capital, LLC (formerly, Mercator Advisory Group, LLC) (“MAG”) is the general partner of Mercator Momentum Fund, LP and Mercator Momentum Fund III, LP and the manager of Monarch Pointe Fund, Ltd. (together, the “MAG Funds”). David F. Firestone is the managing member of MAG. MAG, the MAG Funds and Mr. Firestone are referred to herein together as the “MAG Entities”.

Subsequent to the year end, on July 13th 2005, as a result of a Convertible Loan arrangement entered into by the Company, the MAG Funds own an aggregate of $4 million of convertible debentures (the “Debentures”) issued by the Company which are convertible into Ordinary Shares. Each Debenture is convertible into the number of Ordinary Shares determined by dividing the principal balance of the Debenture by the Conversion Price at the time of the conversion. The Conversion Price is based on the volume weighted average price of the Company’s ADSs for the five trading days prior to July 13th 2005, the date that the Company entered into a term sheet with MAG for the investment relating to the Debentures, resulting in a potential issuance of 8,233,841 Ordinary shares. MAG and the MAG Funds also own warrants to purchase an aggregate of 6,175,104 Ordinary Shares at an exercise price of $0.61 per share, which become exercisable on or about January 22, 2006 but not before. The documentation governing the terms of such warrants and the Debentures contains provisions prohibiting any exercise of the warrants or conversion of the Debentures that would result in the MAG Entities owning beneficially more than 9.99% of the outstanding Ordinary Shares as determined under Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended. The MAG Entities have never had beneficial ownership of more than 9.99% of the outstanding Ordinary Shares and, as a result of the foregoing provisions, the MAG Entities disclaim beneficial ownership in excess of 9.99% of the outstanding Ordinary Shares. The number of Ordinary Shares beneficially owned has been determined using a Conversion Price of $0.4858 with respect to the Debentures. Mr. Firestone has voting and investment control over MAG but he does not own any securities of the Company. The right to vote and the right to dispose of the Ordinary Shares beneficially owned by the MAG Funds are, in each case, shared among either of the three funds, as applicable, and both MAG and Mr. Firestone. No current director or officer of the Company has any voting or investment power in MAG or the MAG Funds.

The Company has five share option plans in operation. The interests of the directors were as follows:

	At 1 May 2004 or on joining	Exercised during the year	Granted during the year	At 30 April 2005	Exercise price
L. Fertig	-	-	500,000	500,000	£0.379
M. Pilsworth	-	-	6,027	6,027	£0.280
J. Schwallie	-	-	6,027	6,027	£0.280
M. Steel			6,027	6,027	£0.280
J. Vandamme	750,000	(100,000)	75,000	725,000	£0.052 - £0.740

During the year, the market share price of the Group varied from £0.178 to £0.854 and stood at £0.214 at 30th April 2005.

Futuremedia PLC

DIRECTORS’ REPORT - continued

DISABLED EMPLOYEES

The Group gives every consideration to applications for employment from disabled persons where a handicapped or disabled person may adequately fulfil the requirements of the job.

Where existing employees become disabled, it is the Group’s policy wherever practicable to provide continuing employment under normal terms and conditions and to provide training and career development and promotion wherever appropriate.

EMPLOYEE INVOLVEMENT

It is the policy of the Group to involve all employees through formal systems of verbal Group briefings, and through regular team meetings.

SUPPLIER PAYMENT POLICY AND PRACTICE

The Group does not follow a code or standard on payment practice. It is the Group’s policy to agree terms of payment with suppliers in advance to ensure that suppliers are made aware of the terms of payment and abides by the terms of payment. At 30th April 2005, the Group and the Company’s trade creditor balances represented 62 days purchases (2004: 62 days).

AUDITORS

BDO Stoy Hayward LLP have expressed their willingness to continue in office and a resolution to re-appoint them will be proposed at the annual general meeting.

By order of the Board

/s/ P Machin
P Machin
Secretary
Date: 29th March, 2006

Futuremedia PLC

STATEMENT OF DIRECTORS’ RESPONSIBILITIES IN RESPECT OF THE ACCOUNTS

Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the Company and of the Group and of the profit or loss of the Group for that period. In preparing those accounts, the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgements and estimates that are reasonable and prudent;

•	state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

•	prepare the accounts on the going concern basis unless it is inappropriate to presume that the group will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and Group to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Futuremedia PLC

REMUNERATION REPORT

Remuneration Committee

The remuneration committee is chaired by Mr M. Steel and also comprises Mr J. Schwallie and Mr. M. Pilsworth who are independent non-executive directors. The Committee is responsible for determining the contract terms, remuneration and other benefits of senior staff and executive directors.

The committee members have been chosen for their experience and expertise in this field, but are authorised to engage independent consultants from time to time, to provide specific advice on incentive schemes and the design of the group's executive share option scheme and how awards under these schemes can best be linked to shareholder return.

Policy on remuneration of executive directors and senior executives

The following comprised the principal elements of executive directors' remuneration:

· Basic salaries and benefits

. Sales commissions

. Consulting Fees

· Performance bonus

· Executive share options schemes

It is Group policy to ensure that there is a strong link between the level of directors' remuneration and performance of the Group. Consequently, only basic salaries and benefits, and in some cases, consulting fees, are fixed. However, the Committee realises that the long-term success of the Group is largely dependent on attracting executives of the highest quality. Therefore each executive director can significantly augment their fixed compensation through performance bonuses and the executive share option scheme.

The remuneration for non-executive directors consists of fees for their services in connection with their responsibilities as Members of the Board of Directors including attendance and preparation for Board and Board Committee meetings and, where relevant, for additional services such as the provision of consultancy services. They are not eligible for pension scheme membership and do not participate in any of the company's bonus or other incentive schemes except that part of their compensation which is paid in share options as well as cash. Fees for services in connection with Board and Board Committee meetings are determined by the executive directors based on market conditions for such services. Fees for consultancy services are also determined by the Executive directors, and are paid in cash against invoices received for such services.

Each element of remuneration payable to executive directors is discussed in more detail below.

Futuremedia PLC

REMUNERATION REPORT - continued

Policy on remuneration of executive directors and senior executives (continued)

Basic salary and benefits

Basic salaries for all executive directors are reviewed (but not necessarily increased) annually by the Committee. Where an increase has been awarded the Committee will publish the reasons behind their decision in the Remuneration Report. Such circumstances include, but are not restricted to, the following:

·	A clear indication that current salaries are out of kilter with those paid by other companies to directors of similar experience and position.

·	A significant change in the role performed by the director.

During the year, there were no increases to basic salary in respect of any of the directors. Increases in amounts of basic salary and fees paid in the year compared to those amounts paid in the previous year arise from an increase is the number of days worked.

In addition to basic salary, each director is entitled to the following main benefits:

·	critical illness cover and permanent health insurance;

·	health cover for themselves, their spouse and minor children and

·	optional participation in the Group pension plan

Sales Commissions

In circumstances where executive directors have been personally instrumental in securing key strategic sales orders for the Company, they may be entitled to participate in the Company’s Sales Incentive Plan. In such circumstances, the company’s normal rate of commission may be shared between the executive and the other management. On resignation form their respective positions with the Company, Messrs Bailey and Johansson entered into separate agreements with Futuremedia providing for the continued payment of sales commissions with respect to agreed customers for a limited period.

Fees

Executive Directors may be asked to provide services to the Company that are commensurate with the normal activities expected of directors. Such services are provided under service contracts, at fee rates that are fixed by the Board, and reviewed periodically.

Performance bonus

During the year, the Company established performance bonus plans for management based on corporate performance measured against specific targets.

This ensures that there is a significant element of "at risk" pay, which is only available when good results are achieved.

In addition, the remuneration committee can award a discretionary bonus to each director for what it deems to be exceptional work during the year under review. The reason for any such award made is also disclosed in the Remuneration Report. No discretionary awards were made in the year ended April 30th 2005.

Futuremedia PLC

REMUNERATION REPORT - continued

Policy on remuneration of executive directors and senior executives (continued)

Senior executive share options schemes

The Committee believes that share ownership by executive directors and senior management strengthens the link between their personal interests and those of the shareholders. Therefore, since 1996, awards are only made to executive directors of the company with phased vesting periods designed to provide long-term incentives and an inducement to remain in post. All options automatically lapse six months following termination of employment, though the Remuneration committee is empowered to extend this date if it deems appropriate. Following his resignation in January, 2005, options to purchase Futuremedia Ordinary shares held my Mr. Johansson were extended for a period of three years from the date of resignation. Following their resignations in March and April 2005 respectively, options to purchase Futuremedia Ordinary shares held by Messrs. Bailey and Kleman were extended to two years from the date of resignation.

There is no fixed scale against which options are granted, the Remuneration committee fixing the award as and when appropriate, taking into account any commercial, tactical and strategic objectives prompting the award.

Directors' pension policy

In addition to that part of their remuneration which is paid as basic salary via the company payroll, all employees including executive directors are entitled to receive an additional 5% of that remuneration as a company contribution to a personal pension plan. Whilst the Company offers the opportunity for all employees on completion of three months service to join the Company’s Group plan, participation is voluntary, and any employee choosing to subscribe to a different plan will still be entitled to receive the same 5% contribution from the Company.

Executive directors may participate in the Company's pension scheme on the same basis as other UK employees.

For the year ended 30th April 2004, no eligible director elected to receive pension contributions, however, in the year ended April 30th 2005, Mr. Johansson and Mr. Fertig both elected to receive pension contributions, in the case of the former, up to the date of his resignation.

Futuremedia PLC

REMUNERATION REPORT - continued

Performance graph

The following graph compares the percentage change in closing share price of the Company's shares with that of the NASDAQ Composite index over the last five years. The reasons the company has chosen this particular index are:

·	the Company has not paid any dividends and therefore Total Shareholder Return values are not available;

·	it is considered the most likely benchmark by which the majority of shareholders would want to assess their investment in a company of Futuremedia’s size; and

·	it is generally less volatile than other market indices and the board has an objective of reducing volatility, something which has been a feature of the company's share price of late.

Futuremedia PLC

REMUNERATION REPORT - continued

Service contracts

The services of all the Company’s directors are provided under various arrangements:

Messrs. Vandamme, Steel, Pilsworth and Schwallie’s services are provided under service contracts.

None of these contracts are for a fixed period, but are terminable by either party by the giving of 90 days’ notice.

Mr. L Fertig’s services are provided under an employment contract, fixed for a period of 37 months commencing January 26, 2006.

Mr. Johansson resigned from his position of Chief Executive Officer and from the board on 24th January 2005. Mr. Johansson’s services as a consultant to the Company are provided under a consultancy agreement via a third party consultancy company commencing 1st February 2005 for a fixed period of one year, terminable by the consultancy company by the giving of three months’ notice. Following his resignation, Mr. Johansson’s entitlement to receive sales commissions on specified sales achievement until 14th August 2006 is set out in a separate settlement agreement dated 24th January 2005.

Mr. Bailey resigned from his position of Managing Director, Learning For AllTM with effect from 28th February 2005. Following this resignation, Mr. Bailey’s services as a consultant to the Company were provided up to the end of June 2005 under a new service contract. Following his resignation, Mr. Bailey’s entitlement to receive sales commissions on specified sales achievement for a period of up to thirty six months is set out in a separate settlement agreement. Mr. Bailey’s services as a board member were provided under a service contract entered into on 28th February 2005, which remained in place up to his resignation from the Board on 17th March 2005. By mutual agreement, the notice period required under this contract was waived.

Details of the current contracts as 27th March 2006 are shown in the table below:

Director	Date of contract	Expires	Notice period

D Bailey (Settlement)	28th February 2005	27th Feb 2008	90 days
J Vandamme (Service)	1st February 2005	N/A	90 days
L Fertig	26th January 2006	30th Apr 2009	6 months
M Pilsworth (Service)	17th March 2005	N/A	90 days
M Steel (Service)	17th March 2005	N/A	90 days
J Schwallie (Service)	17th March 2005	N/A	90 days

Mr C Wit resigned with effect from August 2nd, 2004, when Mr. L Fertig was appointed as a replacement. Mr Johansson resigned with effect from 24th January 2005, and Mr Bailey with effect from 17th March 2005. Messrs Pilsworth, Steel and Schwallie were all appointed non-executive independent directors on March 17th 2005. Mr Kleman resigned with effect from 22nd April 2005.

Futuremedia PLC

REMUNERATION REPORT - continued

The following disclosures (up to and including page 14) on directors' remuneration have been audited, as required by Part 3 of Schedule 7A of the Companies Act 1985.

Directors' remuneration

The emoluments of the individual directors paid during the year ended 30 April 2005 were as follows:

	Basic	Performance
	Salary	related	Sales		Benefits
	and fees	bonus	commissions	Pensions	in kind	Total	Total
	2005	2005	2005	2005	2005	2005	2004
	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s

M Johansson	217	-	478	3	3	701	210
D Bailey	183	-	-	-	-	183	115
J Vandamme	58	-	-	-	-	58	90
C Kleman	169	-	-	-	--	169	40
L Fertig	65	-	-	1	2	68	-

Total	692	-	478	4	5	1,179	455

Futuremedia PLC

REMUNERATION REPORT - continued

The share options of the directors under the various Options schemes as at 30th April 2005 are set out below.

	Number of options at 1 May 2004	Number of options lapsed	Number of options granted	Number of options exercised	Remaining at 30 April 2005	Exercise price	Market price at date of exercise	Gains on exercise	Earliest date from which exercisable	Latest expiry date

M Johansson	100,000	-	-	-	100,000	£0.13	-	-	Current	24 Jan 2008
	372,500	-	-	372,500	-	£0.05	£0.435	£143,000	-	-
	372,500	-	-	372,500	-	£0.08	£0.435	£132,000	-	-
	150,000	-	-	-	150,000	£0.05	-	-	Current	24 Jan 2008
	150,000	-	-	-	150,000	£0.08	-	-	Current	24 Jan 2008
D Bailey	250,000	-	-	-	250,000	£0.05	-	-	Current	17 Mar 2007
	495,000	-	-	-	495,000	£0.15	-	-	Current	17 Mar 2007
	70,833	-	-	-	70,833	£0.34	-	-	Current	17 Mar 2007
J Vandamme	50,000	-	-	50,000	-	£0.05	£0.435	£19,000	-	-
	50,000	-	-	50,000	-	£0.08	£0.435	£18,000	-	-
	250,000	-	-	-	250,000	£0.05	-	-	Current	14 Feb 2012
	250,000	-	-	-	250,000	£0.08	-	-	Current	14 Feb 2012
	150,000	-	-	-	150,000	£0.34	-	-	Current	19 Nov 2013
	-	-	75,000	-	75,000	£0.74	-	-	1 May 2005	16 Jun 2014
C Kleman	37,500	-	-	-	37,500	£0.34	-	-	Current	21 Sep 2007
	-	-	50,000	-	50,000	£0.74	-	-	Current	21 Sep 2007
C Wit	100,000	-	-	100,000	-	£0.34	£0.446	£11,000	-	-
	-	-	50,000	-	50,000	£0.74	-	-	Current	16 Jun 2014
L Fertig	-	-	500,000	-	500,000	£0.39	-	-	24 Jan 2006	24 Jan 2016
M Steel	-	-	6,027	-	6,027	£0.28	-	-	17 Mar 2006	17 Mar 2015
J Schwallie	-	-	6,027	-	6,027	£0.28	-	-	17 Mar 2006	17 Mar 2015
M Pilsworth	-	-	6,027	-	6,027	£0.28	-	-	17 Mar 2006	17 Mar 2015

The high/low market price of Futuremedia shares during the year was £0.854 and £0.178 respectively, and the market price at the year end was £0.214

Futuremedia PLC

REMUNERATION REPORT - continued

Following a complete review of the Company’s compensation and incentive scheme for directors and employees, three new option schemes have been implemented with effect from 28th July 2005 to facilitate the granting of options to employees and directors as part of their compensation and reward schemes.

On behalf of the Board

/s/ M Steel
M Steel
Chairman, Remuneration Committee

Date: 29th March 2006

Futuremedia PLC

INDEPENDENT AUDITORS’ REPORT

Independent auditors’ report to the shareholders of Futuremedia PLC

We have audited the financial statements of Futuremedia PLC for the year ended 30 April 2005 on pages 18 to 48. These financial statements have been prepared under the accounting policies set out on pages 22 to 25. We have also audited the information in the Directors' Remuneration Report that is described as having been audited.

Respective responsibilities of directors and auditors

The directors' responsibilities for preparing the annual report, the Directors' Remuneration Report and the financial statements in accordance with applicable law and United Kingdom Accounting Standards are set out in the Statement of Directors' Responsibilities.

Our responsibility is to audit the financial statements and the part of the Directors' Remuneration Report to be audited in accordance with relevant legal and regulatory requirements and United Kingdom Auditing Standards.

We report to you our opinion as to whether the financial statements give a true and fair view and whether the financial statements and the part of the Directors' Remuneration Report to be audited have been properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Directors' Report is not consistent with the financial statements, if the Company and Group has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the Company and other members of the Group is not disclosed.

We read other information contained in the annual report and consider whether it is consistent with the audited financial statements. This other information comprises only the Directors' Report and the unaudited part of the Directors' Remuneration Report. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any other information.

Our report has been prepared pursuant to the requirements of the Companies Act 1985 and for no other purpose. No person is entitled to rely on this report unless such a person is a person entitled to rely upon this report by virtue of and for the purpose of the Companies Act 1985 or has been expressly authorised to do so by our prior written consent. Save as above, we do not accept responsibility for this report to any other person or for any other purpose and we hereby expressly disclaim any and all such liability.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements and the part of the Directors' Remuneration Report to be audited. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements and the part of the Directors' Remuneration Report to be audited are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements and the part of the Directors' Remuneration Report to be audited.

Futuremedia PLC

INDEPENDENT AUDITORS’ REPORT - continued

Going Concern

In forming our opinion, we have considered the adequacy of the disclosures made in Note 1 concerning the possible implications for the future of the Company’s business of the termination of the tax benefits associated with the UK government’s Home Computing Initiative scheme. In view of the significance of this uncertainty we consider it should be drawn to your attention but our opinion is not qualified in this respect.

Opinion

In our opinion:

• the financial statements give a true and fair view of the state of the Group's and the Company's affairs as at 30 April 2005 and of the Group's loss for the year then ended; and

• the financial statements and the part of the Directors' Remuneration Report to be audited have been properly prepared in accordance with the Companies Act 1985.

BDO STOY HAYWARD LLP
Chartered Accountants
and Registered Auditors
London

29th March 2006

Futuremedia PLC

GROUP PROFIT AND LOSS ACCOUNT
for the year ended 30 April 2005

		2005	2005	2005		2004
	Notes	£000’s	£000’s	£000’s		£000’s
		Continuing Operations	Acquisitions	Total
TURNOVER	2	15,399	253	15,652		18,661
Cost of sales		14,358	52	14,410		16,532
Gross profit		1,041	201	1,242		2,129

Administrative expenses		5,292	245	5,367		2,867
OPERATING LOSS	3	(4,251)	(44)	(4,125)		(738)

Share of operating loss of associate	13			(111)		(367)
Loss on disposal of associate	13			(97)		-
Interest receivable	6			119		24
Interest payable	7			-		(2)
LOSS ON ORDINARY ACTIVITIES BEFORE AND AFTER TAXATION AND FOR THE FINANCIAL YEAR	23			(4,214)		(1,083)
LOSS PER SHARE Basic and diluted	10			(4.75	)p	(1.29	)p

All recognised gains and losses in the current year and prior year are included in the profit and loss account.

Notes on pages 22 - 48 form an integral part of these financial statements

Futuremedia PLC

GROUP BALANCE SHEET
at 30 April 2005

		2005	2004
	A.	£000’s	£000’s
	Notes
	B.
FIXED ASSETS
Intangible assets	11	827	403
Tangible assets	12	335	96
Investments in associates	13	-	560
		1,162	1,059

CURRENT ASSETS
Stock	14	612	634
Debtors - due within one year	15	2,786	3,980
Debtors - due after more than one year	15	76	86
Cash at bank and in hand		1,084	4,651
		4,558	9,351
CREDITORS: amounts falling due within one year	18	5,643	6,969
NET CURRENT (LIABILITIES)/ASSETS		(1,085)	2,382
TOTAL ASSETS LESS CURRENT LIABILITIES		77	3,441
CREDITORS: amounts falling due after more than one year	18	1,687	1,610
Provision for liabilities and charges	19	34	234
		(1,644)	1,597

a CAPITAL AND RESERVES
Called up share capital	22	1,020	969
Share premium account	23	18,933	18,011
Capital redemption reserve	23	7	7
Profit and loss account	23	(21,604)	(17,390)
SHAREHOLDERS’ (DEFICIT)/FUNDS-EQUITY INTERESTS		(1,644)	1,597

The accounts were approved by the Board on 29th March 2006

Notes on pages 22 - 48 form an integral part of these financial statements

L Fertig

Director

Futuremedia PLC

COMPANY BALANCE SHEET
at 30 April 2005

		2005	2004
	Notes	£000’s	£000’s

FIXED ASSETS
Intangible assets	11	-	17
Tangible assets	12	304	96
Investments	13	1,137	975
		1,441	1,088

CURRENT ASSETS
Stock	14	611	633
Debtors - due within one year	15	2,821	3,980
Debtors - due after more than one year	15	76	86
Cash at bank and in hand		590	4,651
		4,098	9,350
CREDITORS: amounts falling due within one year	18	5,477	6,997
NET CURRENT (LIABILITIES)/ASSETS		(1,379)	2,353
TOTAL ASSETS LESS CURRENT LIABILITIES		62	3,441
CREDITORS: amounts falling due after more than one year	18	1,687	1,610
Provision for liabilities and charges	19	34	234
		(1,659)	1,597

CAPITAL AND RESERVES
Called up share capital	22	1,020	969
Share premium account	23	18,933	18,011
Capital redemption reserve	23	7	7
Profit and loss account	23	(21,619)	(17,390)
SHAREHOLDERS’ (DEFICIT)/FUNDS-EQUITY INTERESTS		(1,659)	1,597

The accounts were approved by the Board on 29th March 2006

Notes on pages 22 - 48 form an integral part of these financial statements

L Fertig

Director

Futuremedia PLC

GROUP CASH FLOW STATEMENT
for the year ended 30 April 2005

		2005	2004
	Notes	£000’s	£000’s

NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES	3(b)	(3,865)	3,033
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE	16	119	22
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT	16	(318)	364
ACQUISITIONS	16	63	51
CASH (OUTFLOW)/INFLOW BEFORE FINANCING		(4,001)	3,470
FINANCING	16	434	744
(DECREASE)/INCREASE IN CASH IN THE YEAR		(3,567)	4,214

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS
(Decrease)/increase in cash in the year	17	(3,567)	4,214
Cash outflow from change in debt	17	-	300
MOVEMENT IN NET FUNDS IN THE YEAR		(3,567)	4,514
NET FUNDS AT 1 MAY		4,651	137
NET FUNDS AT 30 APRIL	17	1,084	4,651

Notes on pages 22 -48 form an integral part of these financial statements

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

1.	ACCOUNTING POLICIES

Basis of preparation

The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

Going concern

On March 22, the Company became aware of a statement in the UK government’s Budget 2006 that the government plans to terminate the tax benefits associated with the Home Computing Initiative, or HCI, with effect from April 6, 2006, corresponding to the end of the current U.K. tax year. The Company has been approached by a number of companies that wish to launch HCI schemes prior to the April 5, 2006 deadline.

Along with other HCI industry providers, the Company is seeking further guidance and clarification from the U.K. government regarding the reasons for the change and timetable for its implementation. An elimination of the tax advantage for employees would significantly diminish the attractiveness of the HCI benefit programs for employees and employers and therefore is likely to have a material adverse affect on the Company’s HCI business.

Currently, the Company has a number of HCI campaigns under way and is seeking to close on two acquisitions. Deliveries under those campaigns and the securing of additional funding in support of the acquisitions will provide a certain level of working capital over the months of April and May 2006. However, given the uncertainty with regard to the HCI market for the period beyond, it is clear that the Company will need to raise additional funds for the purpose of providing sufficient working capital for it to continue. The directors are currently reviewing various opportunities in this area, however, there can be no assurance that they will be successful in these endeavours. On this basis the directors consider it appropriate to prepare the financial statements on the going concern basis. The financial statements do not include any adjustments that would result from the inability of the Company to obtain additional working capital.

Basis of consolidation

The Group accounts consolidate the accounts of Futuremedia PLC and all its subsidiary undertakings drawn up to 30th April each year. No profit and loss account is presented for Futuremedia PLC as permitted by section 230 of the Companies Act 1985.

Goodwill

Goodwill arising from acquisitions is capitalised, classified as an asset and amortised on a straight-line basis over its useful economic life, normally up to a maximum of 20 years. It is reviewed for impairment at the end of the first full financial year following the acquisition and in other periods if events or changes in circumstances indicate that the carrying value may not be recoverable. There is an amount of goodwill in the accounts of the Group as at 30th April 2005 of £627,000, arising from the acquisition of Open Training AB. The useful economic life of this asset has been assessed as five years, therefore the goodwill value will be written off over the following five years, commencing May 1 2005, the first full quarter following the date of acquisition.

Associates

An entity is treated as an associated undertaking where the Group has a participating interest and exercises significant influence over its operating and financial policy decisions.

In the Group accounts, interests in associated undertakings are accounted for using the equity method of accounting. The consolidated profit and loss account includes the Group’s share of the operating results, interest, pre-tax results and attributable taxation of such undertakings based on audited financial statements. In the consolidated balance sheet, any interests in associated undertakings are shown as the Group’s share of identifiable net assets, including any unamortised premium paid on acquisition.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

1.	ACCOUNTING POLICIES (continued)

The premium on acquisition is dealt with under the goodwill policy.

2 Turnover

Turnover represents the value of goods and services delivered, excluding value added tax, and for the year ended April 30, 2005 can be categorised by activity under one of two operating segments:

The first, comprising the following four discrete activities, are grouped into a single managerial department called e-Learning:

Consulting Services - Consulting revenues fall in the Futuremedia Learning Services unit. Typically, each contract comprises a number of separate tasks or work packages, each representing between one and three days’ work. These work packages are invoiced at completion, and revenues recognised at that time.

Custom designed content Products - Custom designed content production revenues are managed within Futuremedia Content Studio. These are products that are specifically designed to meet a customer’s individual e-learning needs. Due to the customisation and modification required, revenue for these long-term contracts are recognised on a percentage-of-completion basis based on costs incurred, which represent the extent to which the Company has performed its services under the contract.

Learning Management Systems - A Learning Management System is specifically designed for the customer to meet all of their e-learning needs. The revenues are managed through the Futuremedia Software Services, Futuremedia Courseware Services and Futuremedia Service Delivery units. These systems can include multiple elements such as: a license for Activna, hosting services, set up charges, integration and support services and content. For these contracts, the Company recognises revenue over the period of the licence.

Blended Learning Solution - Blended Learning solutions are those which combine an element of e Learning, together with physical classroom or workbook based training the revenues are managed through the Futuremedia Software Services, Futuremedia Courseware Services and Futuremedia Service Delivery units. It can include multiple solutions such as supply of e-Learning materials, workbooks and classroom based instruction. The Learning Management System element is recognised over the period of the license agreement and the remaining element is recognised on the delivery of the service for classroom based instruction and on the delivery of the product for the workbooks.

The second segment was created following the launch in October 2003 of the Company’s Learning For AllTM product, which takes advantage of the Government’s Home Computing Initiative (“HCI”) which allows tax advantages to the employees of participating companies for the purchase of computers for their homes:

Learning for AllTM - Learning for AllTM solutions are those that comprise a combination of hardware, software and services, installed at the homes of participating employees of clients that contract with Futuremedia for the provision of such services. Revenues are categorised as being either ‘delivered’ or ‘deferred’ depending on the nature of each element of the installed package. Typically, all hardware, operating software and any software programs delivered on local media, either CD-rom or loaded on the hard disc, are treated as ‘delivered’ revenues, whilst the remaining services, which typically comprise telephone and e-mail support, the provision and hosting of a Learning Management System and various online software programs, are treated as ‘deferred’ revenues. For revenue recognition purposes, the package price is allocated by element in accordance with fair values of each element. Those elements that have been categorised as ‘delivered’ are recognised on the completion and acceptance of installation by the participant, and those revenues that are categorised as ‘deferred’ are recognised over

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

1.	ACCOUNTING POLICIES (continued)

the period of the agreement. The client, or participating finance house, is invoiced for the full amount on completion and acceptance of installation.

During the year ended April 30, 2005, the UK government extended the scope of the salary sacrifice benefit program to include bicycles and childcare vouchers. Already believing it has the infrastructure in place to accommodate this process, Futuremedia has added these extra items to its HCI portfolio. Revenues arising from the sale of bicycles and childcare vouchers recognize only the commissions and service charges that Futuremedia earns on the sale of these items, on acceptance by the participant.

Depreciation

Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost, less estimated residual value, of each asset evenly over its expected useful life, as follows:

Audio visual and computer equipment	-	15% to 33% on cost
Office equipment	-	20% on cost
Alterations to leasehold property	-	10% on cost
Lease premium	-	Over life of lease

Stocks

The stocks are valued at the lower of cost and net realisable value. Cost is based on the cost of purchase on a first in, first out basis. Net realisable value is based on estimated selling price less additional costs to completion and disposal.

Long-term contracts

Profit on long-term contracts is taken as the work is carried out if the final outcome can be assessed with reasonable certainty. The profit included is calculated on a prudent basis to reflect the proportion of work carried out at the year end, by recording turnover and related costs as contract activity progresses. Turnover is calculated as that proportion of total contract value which costs incurred to date bear to total expected costs for that contract. Revenues derived from variations on contracts are recognised only when they have been accepted by the customer. Full provision is made for losses on all contracts in the year in which they are first foreseen.

Research and development

Expenditure on pure and applied research is charged to the profit and loss account in the year in which it is incurred.

Development costs are also charged to the profit and loss account in the year of expenditure, unless individual projects satisfy all of the following criteria:

•    the project is clearly defined and related expenditure is separately identifiable;
•    the project is technically feasible and commercially viable;
•    current and future costs are expected to be exceeded by future sales; and
•     adequate resources exist for the project to be completed.

In such circumstances the costs are carried forward and amortised over the useful life if the project, to a maximum of three years.

Deferred taxation

Deferred tax balances are recognised in respect of all timing differences that have originated but not

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

1.	ACCOUNTING POLICIES (continued)

reversed by the balance sheet date, except that the recognition of deferred tax assets is limited to the extent that the group anticipates making sufficient taxable profits in the future to absorb the reversal of the underlying timing differences. Deferred tax balances are not discounted.

Timing differences represent accumulated differences between the Group’s taxable profit and its financial profit and arise primarily from the difference between accelerated capital allowances and depreciation.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

The results of overseas operations are translated at the average rates of exchange during the year and their balance sheets translated into sterling at the rates of exchange ruling on the balance sheet date. Exchange differences which arise from retranslation of the opening net assets and results of foreign subsidiary undertakings and from translating the profit and loss account at an average rate are taken to reserves.

Leasing and hire purchase commitments

Rentals paid under operating leases are charged to profit and loss on a straight line basis over the lease term.

Pensions

The Group operates a number of defined contribution pension schemes. Contributions are charged to the profit and loss account as they become payable in accordance with the rules of the scheme.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

2.	TURNOVER AND SEGMENTAL ANALYSIS

Turnover, Group loss on ordinary activities before taxation and net assets are analysed as follows:

Year ended 30 April 2005	United Kingdom	Rest of Europe	Rest of the World	Total
	£000’s	£000’s	£000’s	£000’s
Turnover
Turnover by destination:
Turnover	15,399	253	-	15,652
Turnover by origin:
Total sales	15,399	253	-	15,652
Sales to third parties	15,399	253	-	15,652
Loss
Operating (loss)/profit	(4,267)	142	-	(4,125)
Interest receivable	74	45	-	119
Share of operating loss of associate	-	(111)	-	(111)
Loss on disposal of associate	-	(97)	-	(97)
Loss on ordinary activities before and after taxation	(4,193)	(21)	-	(4,214)
Net assets
Net (liabilities)/assets by segment	(2,023)	738	(359)	(1,644)

Year ended 30 April 2004	United Kingdom	Rest of Europe	Rest of the World	Total
	£000’s	£000’s	£000’s	£000’s
Turnover
Turnover by destination:
Turnover	18,661	-	-	18,661
Turnover by origin:
Total sales	18,661	-	-	18,661
Sales to third parties	18,661	-	-	18,661
Loss
Operating loss	(738)	-	-	(738)
Interest receivable	22	-	-	22
Share of operating loss of associate	-	(367)	-	(367)
Loss on ordinary activities before and after taxation	(716)	(367)	-	(1,083)
Net assets
Net assets by segment	1,423	560	(386)	1,597

The Company views its business as falling into one of two operating segments. The major segment is

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

2.	TURNOVER AND SEGMENTAL ANALYSIS (continued)

that of Learning For AllTM, launched successfully in October 2003, aimed at providing e-Learning access in their homes to clients’ employees who do not have access in the workplace to a personal computer. The second and much smaller segment is that of e-Learning, and comprises the provision of its own and third party products and services which together provide clients with learning solutions.

Year ended 30 April 2005	Learning For AllTM	e-Learning	Total
	£000’s	£000’s	£000’s
Turnover
Turnover by segment	14,036	1,616	15,652
Loss
Operating loss	(2,451)	(1,674)	(4,125)
Interest receivable			119
Share of operating loss of associate			(111)
Loss on disposal of associate			(97)
Loss on ordinary activities before taxation			(4,214)
Net assets
Net liabilities by segment	(859)	(785)	(1,644)

Year ended 30 April 2004	Learning For AllTM	e-Learning	Total
	£000’s	£000’s	£000’s
Turnover
Turnover by segment	17,366	1,295	18,661
Loss
Operating profit/(loss)	907	(1,620)	(738)
Net interest			22
Share of operating loss of associate			(367)
Loss on ordinary activities before taxation			(1,083)
Net assets
Net assets/(liabilities) by segment	1,185	(148)	1,037

The Group’s share of net assets of Luvit AB of £560,000 is excluded from the above.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

3.	OPERATING LOSS

(a)	This is stated after charging/(crediting):

	2005	2004
	£000’s	£000’s

Auditors’ remuneration - audit services - UK	130	79
- audit services - overseas	7	5
- non audit services - UK	59	4
- non audit services - overseas	-	-
Depreciation of owned fixed assets	115	68
(Profit)/loss on disposal of fixed assets	4	(33)
Loss on disposal of associate	97	-
(Release)/charge re National insurance on share options	(200)	148
Amortisation of goodwill and premium on acquisition	27	102
Amortisation of development costs	176	150
Research and Development expenditure	261	196
Exchange losses	10	6
Operating lease rentals - Plant and machinery	1	2
- Land and buildings	171	110

Included in the group audit fee is an amount of £130,000 (2004 - £79,000) in respect of the company.

(b)	Reconciliation of operating loss to net cash inflow/(outflow) from operating activities:

	2005	2004

	£000’s	£000’s

Operating loss	(4,125)	(738)
Depreciation	115	68
Amortisation of goodwill and premium on acquisition	27	2
Impairment of premium on acquisition	-	26
Amortisation of development costs	176	150
(Profit)/loss on disposal of fixed assets	4	(33)
Decrease/(increase) in debtors	1,484	(3,344)
Decrease/(increase) in stocks	22	(633)
(Decrease)/increase in creditors	(1,368)	7,384
(Decrease)/increase in provisons	(200)	148
Exchange losses/(gains)	-	3
Net cash (outflow)/inflow from operating activities	(3,865)	3,033

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

4.	DIRECTORS’ REMUNERATION

Year ended 30 April 2005	Emoluments	Benefits	Total	Pensions
	£000’s	£000’s	£000’s	£000’s

Total	1,170	5	1,175	4

Highest paid director	695	3	698	3

Year ended 30 April 2004	Emoluments	Benefits	Total	Pensions
	£000’s	£000’s	£000’s	£000’s

Total	452	3	455	-

Highest paid director	207	3	210	-

A total of £1,000 was paid on behalf of one director who participated in the Group’s defined contribution pension scheme (2004: nil).

There was a gain on exercise of share options during the year of £323,000 (2004: £192,000), of which £275,000 (2004: nil) related to the highest paid director.

5.	STAFF COSTS

	2005	2004
	£000’s	£000’s

Wages and salaries	3,589	1,513
Social security costs	479	175
Other pension costs	87	41
	4,155	1,729

The average monthly number of employees during the year was made up as follows:

	2005	2004
	No.	No.

Executive directors	2	1
Administration	8	4
Operations and support	42	18
Selling and marketing	12	7
	64	30

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

6.	INTEREST RECEIVABLE

	2005	2004
	£000’s	£000’s

Deposit account interest	119	24

7.	INTEREST PAYABLE

	2005	2004
	£000’s	£000’s

Bank loan	-	2

	-	2

8.	TAXATION

The corporation tax assessed for the year is different from the standard tax rate of corporation tax in the United Kingdom of 30% (2004: 30%).

The differences are explained below:

	2005	2004
	£000’s	£000’s

Loss on ordinary activities before taxation	(4,214)	(1,083)

Expected tax credit at standard rate of UK Corporation tax of 30% (2004: 30%)	(1,264)	(325)

Effects of:
Expenses not deductible for tax purposes	189	198
Capital allowances (in excess of)/below depreciation for the period	33	(17)
Tax losses created in the year	1,071	74
Other timing differences	(29)	70

Corporation tax	-	-

Estimated tax losses for set-off against future trading profits amount to approximately £14,232,000 (2004: £13,985,000). This estimate is subject to the agreement of the current year’s corporation tax computations with the Inland Revenue.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

9.	LOSS FOR THE YEAR ATTRIBUTABLE TO THE SHAREHOLDERS OF FUTUREMEDIA PLC

	2005	2004
	£000’s	£000’s

Dealt with in the accounts of the parent company	(4,229)	(1,083)

As a Group profit and loss account is presented in these accounts, a separate profit and loss account for the Company is not required in accordance with Sections 230 of the Companies Act 1985.

10.	LOSS PER ORDINARY SHARE

The calculation of basic loss per ordinary share is based on a loss for the year of £4,214,000 (2004 - £1,083,000), and on 88,559,951 (2004 - 83,811,982) ordinary shares, being the weighted average number of ordinary shares in issue during the year.

There is no dilutive effect of the potential ordinary shares and warrants.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

11.	INTANGIBLE ASSETS

	Goodwill	Deferred development costs	Total
Group	£000’s	£000’s	£000’s

Cost:
At 1 May 2004	83	789	872
Additions	627	-	627
Disposals	-	-	-
At 30 April 2005	710	789	1,499
Amortisation:
At 1 May 2004	56	413	469
Provided during the year	27	176	203

At 30 April 2005	83	589	672

Net book value at 30 April 2005	627	200	827
Net book value at 1 May 2004	27	376	403

Company
Cost:
At 1 May 2004 and 30 April 2005	53	263	316
Amortisation:
At 1 May 2004	36	263	299
Provided during the year	17	-	17
At 30 April 2005	53		316
Net book value at 30 April 2005	-	-	-
Net book value at 1 May 2004	17	-	17

Acquisition of Open Training AB

In February 2005, Futuremedia acquired the entire share capital of Open Training AB, for the issue of 1,735,840 Futuremedia shares, and £419,000 in cash, valuing the acquisition at approximately £958,000. Post acquisition, all of the Group’s Swedish interests, including the assets and liabilities of Open Training AB, together with the balance of its investment interest in Luvit AB were transferred into Futuremedia Sverige AB, a holding company set up expressly to manage the Swedish interests. The separate classes of Open Training AB assets and liabilities acquired, together with their book values and fair values are shown below:

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

11.	INTANGIBLE ASSETS (continued)

	Book Value	Fair Value adjustment	Fair Value
	£000’s	£000’s	£000’s
Fixed assets
Tangible	37	-	37

Current assets
Debtors	144	-	144
Other receivables	136	-	136
Cash	132	-	132
Total assets	449	-	449

Creditors
Due within one year	118	-	118

Net assets acquired:
Net current assets	331	-	331

Goodwill			627
Total consideration			958

Satisfied by the issue of shares			539
Satisfied by cash			419
Less cash from acquisition			(132)
Net cash per cashflow			287

The consideration of £958,000 represents the fair value of the 1,735,840 shares issued and cash paid to the shareholders.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

11.	INTANGIBLE ASSETS (continued)

The results of Open Training AB prior to its acquisition were as follows:

Profit and Loss Account

	1 January 2005 to 31 January (unaudited) 2005 (latest period before acquisition)	Year ended 31 December 2004 (unaudited)
	£000’s	£000’s

Turnover	73	995

Operating profit	2	751
Net interest	-	(1)
Profit on ordinary activities before taxation	2	750
Taxation on profit from ordinary activities	-	(224)
Profit for the year	2	526

Total recognised gains and losses for the year	2	526

The cash flows relating to the acquisition of Open Training AB were:

15 February to 30 April 2005
£000’s
Operating cash flows	(27)
Returns on investment and servicing of finance	44
Taxation	-
Investing activities	-
Financing	-
Cash provided during year	18

The Sale and Purchase Agreement pertaining to the acquisition of Open Training AB provided for a contingency payment conditional on the company achieving agreed levels of performance during the period November 1, 2004 to October 31 2005. The actual results for that period were such that the conditions for the contingency payment to become due were not be met, therefore no provision has been made for such payment.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

12.	TANGIBLE FIXED ASSETS

	Audio visual and computer equipment	Lease Premium	Office equipment	Property additions	Total
	£000’s	£000’s	£000’s	£000’s	£000’s
Group
Cost:
At 1 May 2004	525	-	58	-	583
Acquisition of subsidiary	78	74	-	-	152
Additions	161	-	64	96	321
Disposals	(6)	-	-	-	(6)
At 30 April 2005	758	74	122	96	1,050
Depreciation:
At 1 May 2004	436	-	51	-	487
Acquisition of subsidiary	65	50	-	-	115
Provided during the year	83	4	19	9	115
Disposals	(2)	-	-	-	(2)
At 30 April 2005	582	54	70	9	715
Net book value:
At 30 April 2005	176	20	52	87	335
At 1 May 2004	89	-	7	-	96

Company
Cost:
At 1 May 2004	525	-	58	-	583
Additions	161	-	64	96	321
Disposals	(6)	-	-	-	(6)
At 30 April 2005	680	-	122	96	898
Depreciation:
At 1 May 2004	436	-	51	-	487
Provided during the year	81		19	9	109
Disposals	(2)	-	-	-	(2)
At 30 April 2005	515	-	70	9	594
Net book value:
At 30 April 2005	165	-	52	87	304
At 1 May 2004	89	-	7	-	96

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

13.	INVESTMENTS

In April 2003, the Company acquired a 29.8% holding in Luvit AB, a Swedish e-Learning provider, for a total consideration of £943,899, of which £641,025 was cash and the remainder in Futuremedia shares.

During the year to 30th April, 2004, the Company sold 96,069 of its Luvit AB shares, whilst Luvit AB issued a further 6,233 shares, resulting in a reduction in holding to 27.2% as at the 30th April 2004. During the year to 30th April 2005, the Company sold the remainder of its holding.

This investment had been treated as an equity investment until full disposal.

In order to manage its Swedish interests, in February 2005, the Company set up a Swedish subsidiary, Fututemedia Sverige AB, with an issued share capital of 50,000 shares. The whole of the share capital of Futuremedia Sverige AB was acquired by Futuremedia Plc., for an aggregate purchase price of SEK9,841,000, of which SEK100,000 was paid and the balance of SEK9,741,000 remains unpaid. The aggregate purchase price at an exchange rate of SEK13.63 = £1.00 at 30th April 2005 is equivalent to £722,000, which appears as an investment in the books of the Company. Subsequently and prior to the year end of 30th April 2005, the Company transferred into Futuremedia Sverige AB all of its Swedish interests, including the then balance of its investment in Luvit AB, monies then in its account at Carnegie bank, together with its investment in Open Training AB.

Associated Undertakings
ii	£000’s
iii Group
Cost:
At 1 May 2004	927
Disposals	(927)
Cost at 30 April 2005	-
Share of retained profit/losses
At 1 May 2004	(367)
Amortisation of premium on acquisition	(73)
Losses for year	(38)
Disposals	478
Impairment of premium on acquisition	-
At 30 April 2005	-
Net book value at 30 April 2005	-
Net book value at 1 May 2004	560

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

13.	INVESTMENTS (continued)

	Group undertakings	Associated undertakings	Total
	£000’s	£000’s	£000’s
Company
Cost:
At 1 May 2004	647	927	1,574
Acquisition of Futuremedia Sverige AB	722	-	722
Sale of shares	-	(927)	(927)
Cost at 30 April 2005	1,369	-	1,369
Amounts provided:
At 1 May 2004	232	367	599
Disposals	-	(367)	(367)
At 30th April 2005	232	-	232
Net book value at 30 April 2005	1,137	-	1,137
Net book value at 30 April 2004	415	560	975

Details of the investments in which the Company holds more than 20% of the nominal value of ordinary share capital are as follows:

Name of Company	Country of registration (or incorporation) and operation	Proportion held	Nature of business
Subsidiary undertakings
LaserMedia UK Limited (trading as Futuremedia Learning Technologies)	England	100%	Non-Trading
LaserMedia International Limited	England	100%	Non-Trading
Futuremedia America Inc.	USA	100%	Non-Trading
Easycando.com Limited	England	100%	Non-Trading
Futuremedia Interactive Limited	England	100%	Non-Trading
Futuremedia (BVI) Limited	British Virgin Islands	100%	Non-Trading
C2W Limited	England	100%	Non-Trading
Activna Objects Limited	England	100%	Non-Trading
Temp Limited	England	100%	Non-Trading
Futuremedia Sverige AB	Sweden	100%	Intermediate holding company. Non-Trading
Open Training AB	Sweden	100%	Distributor of Interactive learning products

All investments with the exception of Open Training AB are directly held by the Company.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

13.	INVESTMENTS (continued)

The Company’s investment in Luvit AB, amounted to 27.2% of that company’s issued share capital at April 30th 2004. All of the Company’s holding in Luvit AB was disposed of during the year ended April 30th 2005, during the fourth fiscal quarter. The Company’s investment in Luvit AB averaged 20.85% of that company’s issued share capital for the year ended April 30th 2005. The Company’s share of each of the following is:

	2005	2004
	£000’s	£000’s
Turnover	277	257
Loss before tax	(38)	(267)
Taxation	-	-
Loss after tax	(38)	(267)
Fixed assets	-	29
Current assets	-	153
Liabilities due within one year	-	(138)
Liabilities due after one year or more	-	(114)

14.	STOCKS

	Group	Group	Company	Company
	2005	2004	2005	2004
	£000’s	£000’s	£000’s	£000’s

Goods for resale	612	634	611	633

There is no material difference between the replacement cost of stocks and the amount shown above.

15.	DEBTORS

		Group		Company
	2005	2004	2005	2004
	£000’s	£000’s	£000’s	£000’s
Amounts receivable within one year
Trade debtors	1,118	1,889	1,015	1,889
Amounts due from subsidiaries	-	-	326	-
Amounts recoverable on contracts	34	42	34	42
Other debtors	926	1,757	878	1,757
Prepayments and accrued income	708	292	568	292
	2,786	3,980	2,821	3,980
Amounts receivable after more than one year
Prepayments and accrued income	76	86	76	86
	76	86	76	86

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

16.	ANALYSIS OF CASH FLOW HEADINGS

	2005	2004
	£000’s	£000’s
Returns on investments and servicing of finance
Interest received	119	24
Interest paid	-	(2)
	119	22
Capital expenditure
Purchase of tangible fixed assets	(321)	(86)
Sale of tangible fixed assets	3	450
	(318)	364
Acquisitions and disposals
Purchase of Open Training AB	(419)	-
Cash from acquisition	132	-
Proceeds from disposal of associate	350	51
	63	51

Financing
Proceeds of issue of ordinary share capital	630	1,124
Share issue costs	(196)	(80)
Repayment of bank loan	-	(300)

	434	744

17.	ANALYSIS OF NET FUNDS

	At 1 May 2004	Cash flow	At 30 April 2005
	£000’s	£000’s	£000’s
Group
Cash in hand and at bank	4,651	(3,567)	1,084
Net funds	4,651	(3,567)	1,084

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

18.	CREDITORS

		Group		Company
	2005	2004	2005	2004
	£000’s	£000’s	£000’s	£000’s
Amounts falling due within one year

Payments on account of long-term contracts	1,878	1,380	1,878	1,380
Amounts due to subsidiary undertakings	-	-	-	28
Trade creditors	2,289	1,916	2,232	1,916
Other taxes and social security costs	343	1,517	297	1,517
Other creditors	152	135	147	135
Accruals	981	2,021	923	2,021

	5,643	6,969	5,477	6,997
Amounts falling due after more than one year
Payments on account of long-term contracts	1,687	1,610	1,687	1,610
	1,687	1,610	1,687	1,610

The increase in payments on account when compared to the previous year arises from the impact of the Learning For AllTM activity, where clients are invoiced and pay for 100% of the sales price on acceptance by each participant. Those amounts representing revenues deferred over the period of the agreement appear as payments on account of long term contracts.

19.	PROVISIONS FOR LIABILITIES AND CHARGES

Group and Company	National Insurance on Share Options
£000’s
At 1 May 2004	234
Released to profit and loss account	(200)
At 30 April 2005	34

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

20.	DEFERRED TAXATION

The potential deferred tax asset of the Group and the Company arising from tax losses carried forward, other short term timing differences and accelerated capital allowances are set out below. As the recoverability of these amounts in the foreseeable future is uncertain, the potential deferred tax assets have not been recognised.

		Provided		Not provided
	2005	2004	2005	2004
	£000’s	£000’s	£000’s	£000’s
Group
Accelerated capital allowances	-	-	128	68
Other short term timing differences	-	-	(29)	70
Losses carried forward	-	-	5,300	4,270
	-	-	5,399	4,408
Company
Accelerated capital allowances	-	-	128	68
Other short term timing differences	-	-	(29)	70
Losses carried forward	-	-	5,305	4,270
	-	-	5,404	4,408

21.	DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

The Group’s principal financial instruments comprise cash and short-term deposits. The main purpose of the financial instruments is to provide finance for the Group’s operations. The Group has various other financial instruments such as trade debtors and creditors that arise directly from its operations. These short-term financial instruments are excluded from the disclosures shown below except for the analysis of currency exposures. To date, the Group has not entered into derivative transactions, but does not exclude the possibility of doing so in the future, although not for speculative trading.

The main risks arising from the Group’s financial instruments are interest rate risk and foreign currency risk.

Interest rate risk

Since the repayment in full in May 2003 of the bank mortgage, the Company has had no requirement for any financial loan arrangements.

Liquidity risk

To permit the timely marketing investment and procurement of third party product for each separate Learning For AllTM campaign, the Company seeks to secure arrangements with its bankers to provide short term overdraft facilities. An arrangement was agreed with HSBC Bank Plc in November, 2003, to provide an overdraft facility of up to £250,000 at the time of the first Royal Mail Learning For AllTM campaign. In the event, the Company was able to negotiate trading terms with its suppliers such that the facility was not used.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

21.	DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS (continued)

Foreign currency risk

The assets and liabilities of Futuremedia Sverige AB, including its holding of Open Training AB, are held in Swedish Kronor (SEK). At 30th April 2005, the net assets of Futuremedia Sverige AB amounted to £738,000.

Interest and currency profile of financial assets and liabilities

The interest and currency profile of the financial assets of the Group as at 30 April was as follows:

			2005			2004
	Total	Floating rate financial assets	Financial assets on which no interest is earned	Total	Floating rate financial assets	Financial assets on which no interest is earned
	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s

Sterling	581	471	110	4,636	4,506	130
US dollar	11	11	-	15	-	15
Swedish Kronor	1,511	-	1,511	-	-	-
	2,103	482	1,621	4,651	4,506	145

The floating rate interest is based on National Westminster Bank PLC and HSBC Bank Plc base rates.

There are no net monetary assets or liabilities in a currency other than the functional currency of each Group operation.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

21.	DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS (continued)

Maturity of financial liabilities

The Group has no financial liabilities which extend beyond 12 months.

Borrowing facilities

The Group has no borrowing facilities available to it.

Set out below is a comparison by category of book values and fair values of all the Group’s financial assets and liabilities.

	Book value	Fair value	Book value	Fair value
	2005	2005	2004	2004
	£000’s	£000’s	£000’s	£000’s
Primary financial instruments

Short term borrowings	-	-	-	-
Long term borrowings	-	-	-	-
Cash and cash equivalents	1,084	1,084	4,651	4,651

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

22.	SHARE CAPITAL

Authorised	2005	2004	2005	2004
	No	No	£000’s	£000’s
Ordinary shares of 1 1/9 pence each	250,000,000	125,000,000	2,778	1,389
Preference shares of 2 pence each	2,000,000	2,000,000	40	40
			2,818	1,429
	2005	2004	2005	2004
	No.	No.	£000’s	£000’s
Allotted, called up and fully paid
Ordinary shares of 1 1/9 pence each	91,769,479	87,239,486	1,020	969

During the year ended 30th April 2005, the Company contracted for the issue of 1,385,392 shares by way of Private Placement representing gross proceeds of approximately £489,000 and 1,735,840 shares were issued for the acquisition of Open Training AB. A further 1,408,758 shares were issued by way of the exercise of share options representing gross proceeds of approximately £141,000, of which £24,000 was outstanding at the end of the year. Three further single shares were issued to individuals to ensure a quorum at Shareholder meetings. Issue costs of £196,000 were incurred in relation to the share issues agreed in the year.

In January 2005, the Company adopted a new option plan, the “Futuremedia Unapproved Executive Share Option Scheme for Len Fertig”, and in March 2005 adopted two further new option plans, the “Futuremedia Plc 2005 Unapproved Scheme for new Employees” and the “Futuremedia Plc 2005 Unapproved Share Option Scheme”.

The Group therefore has five employee share option plans in operation, all of which are for the purchase of ordinary shares. The options under all schemes are exercisable at the discretion of the holder. At April 30th 2005, the following options remained outstanding:

Scheme	Number of options outstanding at 30 April 2005	Option price range	Latest Expiry date

Approved Executive Share Option Scheme	32,500	£0.48 to £0.84	July 2010
Unapproved Executive Share Option Scheme	4,028,318	£0.04 to £0.85	Jan 2015
Unapproved Executive Scheme for Len Fertig	500,000	£0.39	Jan 2015
2005 Unapproved Scheme for New Employees	610,000	£0.25 to £0.38	Apr 2015
2005 Unapproved Share Option Scheme	18,081	£0.28	Mar 2015

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

23.	RECONCILIATION OF MOVEMENT ON SHAREHOLDERS’ FUNDS AND RESERVES

Group	Ordinary share capital	Share premium account	Capital redemption reserve	Profit and loss account	2005 Shareholders funds	2004 Shareholders funds
	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s
At 1 May 2004	969	18,011	7	(17,390)	1,597	1,546
Issue of shares during the year	51	1,118	-	-	1,169	1,214
Cost of share issue	-	(196)	-	-	(196)	(80)
Loss for the year	-	-	-	(4,214)	(4,214)	(1,083)
At 30 April 2005	1,020	18,933	7	(21,604)	(1,644)	1,597

Company	Ordinary share capital	Share premium account	Capital redemption reserve	Profit and loss account	2005 Shareholders funds	2004 Shareholders funds

	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s
At 1 May 2004	969	18,011	7	(17,390)	1,597	1,546
Issue of shares during the year	51	1,118	-	-	1,169	1,214
Cost of share issue	-	(196)	-	-	(196)	(80)
Loss for the year	-	-	-	(4,229)	(4,229)	(1,083)
At 30 April 2005	1,020	18,933	7	(21,619)	(1,659)	1,597

24.	PENSION COMMITMENTS

The Group operates a number of defined contribution pension schemes for the directors and senior employees. The assets of the schemes are held separately from the Group in an independently administered fund. There are no outstanding contributions at the year end (2004: Nil).

25.	OTHER FINANCIAL COMMITMENTS

Group	2005	2004
	Commitment at 30 April	Commitment at 30 April
	Other	Other
	£000’s	£000’s
Operating leases on land and buildings which expire:
within one year	1	1
within two to five years	252	101
	253	355

Company
	Other	Other
	£000’s	£000’s
Operating leases on land and buildings which expire: within one year	1	1
within two to five years	163	101
	164	355

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

26.	RELATED PARTY TRANSACTIONS

In November 2003, Mr C Wit, non-executive board member, exercised a total of 404,500 options to purchase an equivalent number of Futuremedia Ordinary shares at prices of $0.10 and $0.15 per Ordinary share, all of which were sold before April 30, 2004.

In October 2004, Mr. M Johansson exercised options to purchase an aggregate of 745,000 Ordinary Shares at prices ranging from $0.10 to $0.15 per Ordinary Share, for a total aggregate price of approximately £49,000.
In October 2004, Mr. J Vandamme exercised options to purchase an aggregate of 100,000 Ordinary Shares at prices ranging from $0.10 to $0.15 per Ordinary Share, for a total aggregate price of approximately £7,000.

In November 2004, Mr. C Wit exercised 100,000 options to purchase an equivalent number of Ordinary Shares for a total aggregate purchase price of approximately £34,000.

In February, 2005, the Company contracted and received the cash for the issue of 926,972 Ordinary, Shares at a price of $0.76 per Ordinary share, for an aggregate purchase price of approximately £369,000. The following entities and individuals purchased the number of Ordinary Shares indicated in connection with this private placement: Rennes Foundation (795,394 shares), Mr. J Vandamme (65,789 shares) and Mr. L Fertig (65,789 shares).

Also in February, 2005, Mr. Kleman agreed to accept 69,803 Ordinary shares at the market price of $0.716 per Ordinary share for a total equivalent value of approximately £26,000 in part payment of an outstanding debt owed to him by the Company in respect of work undertaken by Mr. Kleman associated with the acquisition of Open Training AB, which was concluded on February 14, 2005.

In April 2005, Mr. M Johansson, in accordance with the terms of the Settlement Agreement that had been entered into between Mr. Johansson and the Company on his resignation in January, 2005, agreed to accept 388,614 Ordinary Shares in respect of commissions due to him, for a total equivalent value of approximately £82,000.

During the year ended April 30, 2005, the following directors received payment for consultancy services provided through independent service companies: Mr. Fertig £14,000), Mr. J.Vandamme £58,000, Mr. C.Kleman £28,000. Fees paid to Mr. Vandamme were exclusively for board and board committee services.

27.	SUBSEQUENT EVENTS

On July 21, 2005, the Company entered into a private placement with M.A.G. Capital, LLC (formerly Mercator Advisory Group, LLC), through its designated funds, Monarch Pointe Fund, Ltd, Mercator Momentum Fund, LP and Mercator Momentum Fund III, LP (collectively, “M.A.G.”), to provide financing to the Company in the amount of $4 million. The investment was made via a convertible loan that is convertible (subject to certain terms and conditions) into Ordinary Shares of the Company. The conversion rate is based on the volume weighted average price of the Company’s ADSs for the five trading days prior to July 13, 2005, the date that the Company entered into a term sheet with M.A.G. for the investment. The loan bears interest at an annual rate equal to the greater of 8.5% or Wall Street Journal Prime Rate plus 3%, but in no event greater than 10%. The Company also issued warrants to the investors covering an aggregate of 6.2 million Ordinary Shares with an exercise price of $0.61 per share. The agreement with M.A.G also provides for an additional $2 million of funding that may be available at Futuremedia's request provided that Futuremedia achieves certain performance benchmarks. Net proceeds to the Company from the M.A.G. investment were approximately $3.8 million. The Company also issued warrants to purchase 411,692 Ordinary Shares to its financial adviser on the investment on substantially the same terms as the warrants issued to the investors.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

27.	SUBSEQUENT EVENTS (continued)

In accordance with the MAG Capital convertible loan, the Company made monthly principal payments for October, November and December 2005 of $333,000 each by issuing Ordinary Shares in place of cash payments. The Company issued 700,680 Ordinary Shares in October 2005, 856,986 Ordinary Shares in November 2005 and

1,057,181 Ordinary Shares in December 2005, respectively. Because the Company’s ADSs did not meet the average daily dollar trading volume requirements for November 2005, as an inducement for MAG Capital to waive the volume limitation, the Ordinary Shares issued for the November 2005 payment were issued at a 15% discount rather than the 12% discount that would otherwise apply.

On December 19, 2005, the Company entered into a private placement with Cornell Capital Partners, LP, to provide the Company financing in the amount on $2,500,000. The investment was made via a convertible note (the Convertible Note) that is convertible (subject to certain terms and conditions) into Ordinary Shares of the Company. The conversation rate shall be equal to the lesser of (a) $0.525 or (b) an amount equal to ninety five percent (95%) of the lowest volume weighted average price of the Company’s ADSs, as quoted by Bloomberg, LP, for any period of three (3) consecutive trading days during the thirty (30) trading days immediately preceding the conversion date which may be adjusted pursuant to other terms of the Convertible Note. The Convertible Note bears interest at an annual rate equal to ten percent (10%) for the period of one (1) year following December 19, 2005. Commencing on December 19, 2006, interest shall accrue on the outstanding principal balance at an annual rate equal to eight percent (8%). Commencing on December 19, 2007, interest shall accrue on the outstanding principal balance at an annual rate equal to seven percent (7%). The Convertible Note matures on December 19, 2008. The Company also issued a warrant to Cornell Capital Partners, LP covering an aggregate of 250,000 Ordinary Shares, with an exercise price of $0.70 per share. The Warrant expires on December 19, 2010. Net proceeds to us from the Cornell Capital Partners, LP investment were approximately $2,312,510. The agreement with Cornell Capital Partners, LP also provided for Cornell Capital Partners, LP to receive 187,500 Ordinary Shares without further consideration. The Company also paid Yorkville Advisors Management, LLC, the investment manager for Cornell Capital Partners, LP a one-time commitment fee of $187,500.

On January 13, 2006, the Company extended its agreement with the shareholders of EBC to complete the acquisition of that company as previously announced on December 20, 2005. EBC is one of the leading e-learning companies in the United Kingdom. The purchase price for EBC will be GBP 4.45 million ($7.87 million), consisting of a combination of cash (GBP 3.75 million, $6.64 million) and our ADSs (valued at GBP 700,000, $1.24 million). The number of the Company’s shares will be based on the average closing price of its ADSs for the 20 trading days prior to closing. As previously announced, subject to certain conditions, Cornell Capital Partners, LP has agreed to provide financing of up to $7.5 million for the cash portion of the purchase price.

On January 18, 2006 the Company announced that it had received a letter from The Nasdaq Stock Market notifying it that for ten consecutive trading days its market value of listed securities had been below $35,000,000 as required for continued listing by Marketplace Rule 4320(e)(2)(B)(ii), also known as the Rule. The Company had until February 13, 2006, to regain compliance regarding the rule.

On February 16, 2006, the Company announced that it had received notice from The Nasdaq Stock Market (a Staff Determination Letter) advising it that its securities were subject to delisting based upon its failure to comply with the or, in the alternative, $2,500,000 in shareholders' equity or $500,000 in net income in the last fiscal year or in two of the last three fiscal years. The Company requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination (which stayed the delisting) and requested the continued listing of its ADSs on The Nasdaq Stock Market pending its compliance with the alternative requirement of $2,500,000 in shareholders' equity. The Company is currently considering a range of strategic opportunities and potential steps to ensure its ongoing compliance with Nasdaq’s continued listing requirements.

Futuremedia PLC

NOTES TO THE ACCOUNTS
at 30 April 2005

27.	SUBSEQUENT EVENTS (continued)

The Company intends to provide further updates regarding the status of these matters at such time as additional information is available.

On March 9, 2006, the Company announced that its hearing before a Nasdaq Listing Qualifications Panel had been scheduled for Thursday, March 23, 2006. The hearing was held on that date and the Company awaits the panel’s decision.

On March 22, the Company became aware of a statement in the British government’s Budget 2006 that the government plans to terminate the tax benefits associated with the Home Computing Initiative, or HCI, with effect from April 6, 2006, corresponding to the end of the current U.K. tax year. The Company has been approached by a number of companies that wish to launch HCI schemes prior to the April 5, 2006 deadline.

Along with other HCI industry providers, is seeking further guidance and clarification from the U.K. government regarding the reasons for the change and timetable for its implementation. An elimination of the tax advantage for employees would significantly diminish the attractiveness of the HCI benefit programs for employees and employers and therefore is likely to have a material adverse affect on the Company’s HCI business.

On March 23, 2006 the Company entered into an agreement to purchase the entire issued share capital of Bingham & Bingham Limited. The purchase price will be GBP 5 million, consisting of a combination of GBP 2 million in cash, and the balance in shares. The number of shares will be determined based on the average closing price of the Company’s ADSs for the 10 trading days prior to closing. The acquisition is subject to completion of a due diligence review, a financing contingency and other customary conditions to closing.

Futuremedia PLC
Instructions to THE BANK OF NEW YORK, as Depositary
(Must be received prior to 5:00 PM on June 1, 2006)

The undersigned registered holder of American Depositary Shares hereby requests and instructs The Bank of New York, as Depositary, through its Agent, to endeavor, in so far as practicable, to vote or cause to be voted the amount of Deposited Securities underlying the American Depositary Shares evidenced by Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on May 2, 2006 at the Annual General Meeting of Futuremedia PLC to be held on June 8, 2006, in respect of the resolutions specified on the reverse hereof.

NOTES:

Instructions as to voting on the specified resolutions should be indicated by an “X” in the appropriate box. The Depositary shall not vote the amount of shares underlying an ADS except in accordance with instructions from the holder of such ADS.

FUTUREMEDIA PLC
P.O. BOX 11085
NEW YORK, N.Y. 10203-0085

To include any comments, please mark this box. ☐

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.